UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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LAKES ENTERTAINMENT, INC.

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130 Cheshire Lane
Minnetonka, Minnesota 55305

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
June 6, 2007

To the Shareholders of Lakes Entertainment, Inc.:

Please take notice that the annual meeting of shareholders of Lakes Entertainment, Inc. (“Annual Meeting”) will be held, pursuant to due call by our Board of Directors, at the Doubletree Park Place Hotel, 1500 Park Place Boulevard, Minneapolis, Minnesota 55416 at 3:00 p.m. local time on Wednesday, June 6, 2007, or at any adjournment or postponements of the Annual Meeting, for the purpose of considering and taking appropriate action with respect to the following:

1.	The election of seven directors to our Board of Directors;

2.	The approval of the adoption of the Lakes Entertainment, Inc. 2007 Stock Option and Compensation Plan;

3.	The ratification of the appointment of Piercy, Bowler, Taylor & Kern, Certified Public Accountants and Business Advisors a Professional Corporation as our independent registered public accounting firm for the 2007 fiscal year; and

4.	The transaction of any other business as may properly come before the meeting or any adjournments or postponements of the Annual Meeting.

Pursuant to due action of our Board of Directors, shareholders of record on April 12, 2007, will be entitled to notice of, and to vote at, the meeting or any adjournments or postponements of the Annual Meeting. Adoption of each proposal requires the affirmative vote of the holders of a majority of the shares of Lakes Entertainment’s common stock present in person or represented by proxy at the Annual Meeting.

A PROXY FOR THIS MEETING IS ENCLOSED HEREWITH. WE REQUEST THAT YOU FILL IN AND SIGN THE PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors

Timothy J. Cope,
President, Chief Financial Officer,
Treasurer and Secretary

May 1, 2007

PROXY STATEMENT
PROXIES AND VOTING
PROPOSAL FOR ELECTION OF DIRECTORS (Proposal One)
EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION
CORPORATE GOVERNANCE
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL TO APPROVE THE ADOPTION OF 2007 STOCK OPTION AND COMPENSATION PLAN (Proposal Two)
PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal Three)
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSALS OF SHAREHOLDERS
DISCRETIONARY PROXY VOTING AUTHORITY/ UNTIMELY STOCKHOLDER PROPOSALS
SOLICITATION
OTHER MATTERS
APPENDIX A
APPENDIX B

LAKES ENTERTAINMENT, INC.
130 Cheshire Lane
Minnetonka, Minnesota 55305

PROXY STATEMENT

Annual Meeting of Shareholders to be Held
June 6, 2007

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Lakes Entertainment, Inc. (“Lakes” or the “Company”) to be used at our annual meeting of shareholders (“Annual Meeting”) to be held at the Doubletree Park Place Hotel, 1500 Park Place Boulevard, Minneapolis, Minnesota 55416 at 3:00 p.m. local time on Wednesday, June 6, 2007 the purpose of considering and taking appropriate action with respect to the following:

1.	The election of seven directors to our Board of Directors;

2.	The approval of the adoption of the Lakes Entertainment, Inc. 2007 Stock Option and Compensation Plan;

3.	The ratification of the appointment of Piercy, Bowler, Taylor & Kern, Certified Public Accountants and Business Advisors, a Professional Corporation (“PBTK”), as our independent registered public accounting firm for the 2007 fiscal year; and

4.	The transaction of any other business as may properly come before the meeting or any adjournments or postponements of the Annual Meeting.

The approximate date on which we first sent this proxy statement and the accompanying proxy to our shareholders was May 1, 2007.

PROXIES AND VOTING

Only shareholders of record at the close of business on April 12, 2007 (“Record Date”) for the Annual Meeting will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements of the Annual Meeting. There were 23,056,675 shares of our common stock outstanding on the Record Date, which is the only class of our capital stock entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote upon each matter to be presented at the Annual Meeting. A quorum, consisting of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting, must be present in person or represented by proxy before action may be taken at the Annual Meeting.

Each proxy returned to the Company will be voted in accordance with the instructions indicated on the proxy. If no instructions are indicated on the proxy, it will be voted in favor of the proposals set forth in this proxy statement. Adoption of each proposal requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting. Each shareholder who signs and returns a proxy in the form enclosed with this proxy statement has the unconditional right to revoke the proxy at any time prior to its use at the Annual Meeting. A shareholder can change his or her proxy or vote in one of three ways: (1) send a signed notice of revocation to our Secretary to revoke the previously given proxy; (2) send a completed proxy card bearing a later date than the previously given proxy to our Secretary indicating the change in your vote; or (3) attend the Annual Meeting and vote in person, which will automatically cancel any proxy previously given, or the shareholder may revoke his or her proxy in person, but a shareholder’s attendance alone at the Annual Meeting will not revoke any proxy that the shareholder has previously given. If a shareholder chooses either of the first two methods, the shareholder must take the described action no later than the beginning of the Annual Meeting. Once voting on a particular matter is completed at the Annual Meeting, a shareholder will not be able to revoke his or her proxy or to change his or her vote as to that matter. Unless a shareholder’s proxy is so revoked or changed, the shares of common stock represented by each proxy received by the Company will be voted at the Annual Meeting and at any adjournments or postponements thereof. If a shareholder’s shares of common stock are held in street name by a broker, bank or other financial institution, such shareholder must contact them to change his or her vote.

All shares represented by proxies will be voted for the election of the nominees for the Board of Directors named in this proxy statement, for the approval of the adoption of the 2007 Stock Option and Compensation Plan and for the ratification of the appointment of PBTK as the Company’s independent registered public accounting firm for the 2007 fiscal year, unless a contrary choice is specified. If any nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors. A shareholder who abstains with respect to any proposal is considered to be present and entitled to vote on such proposal and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on any proposal, shall not be considered present and entitled to vote on such proposal.

The Board of Directors unanimously recommends that you vote “FOR” the election of all nominees for the Board of Directors named in this proxy statement, “FOR” the approval of the adoption of the 2007 Stock Option and Compensation Plan and “FOR” the ratification of the appointment of PBTK as our independent registered public accounting firm for the 2007 fiscal year.

While the Board of Directors knows of no other matters to be presented at the Annual Meeting or any adjournment or postponements thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

PROPOSAL FOR ELECTION OF DIRECTORS
(Proposal One)

Our Board of Directors currently consists of seven directors. All of the current directors have been nominated for election by the Board of Directors. If elected, each nominee will hold office until the next Annual Meeting of the shareholders, or until his successor is elected and shall have qualified. All nominees have consented to be named and have indicated their intention to serve as members of the Board of Directors, if elected. Lakes’ Bylaws fix the number of members constituting its Board of Directors at eight. The existing vacancy on the Board of Directors results from the previous resignation or retirement of directors in previous years. The Board of Directors has searched for qualified candidates to serve as directors; however, no such candidates have been identified to date and no nominees have been named in this proxy statement to fill that vacancy. Notwithstanding the existing vacancy on the Board of Directors, proxies cannot be voted for more than seven individuals, which number represents the number of nominees named by the Board of Directors.

The names and ages of the nominees, and their principal occupations and tenure as directors, which are set forth below, are based upon information furnished to us by each nominee.

Name and Age of	Principal Occupation, Business Experience	Director
Director and Nominee	For Past Five Years and Directorships of Public Companies	Since
(Unless noted otherwise)

Lyle Berman Age 65	Chairman of the Board and Chief Executive Officer of Lakes Entertainment, Inc. since June 1998 and Chairman of the Board of Directors of Grand Casinos, Inc. (the predecessor to Lakes) from October 1991 through December of 1998. Mr. Berman served as President of Lakes from November 1999 until May 2003. Mr. Berman has also served as the Chairman of the Board of WPT Enterprises, Inc., a company in which Lakes owns a majority interest, since its inception in February 2002, and had served as its Chief Executive Officer from February 25, 2005 until April 1, 2005. Mr. Berman is also Chairman of the Board of PokerTek, Inc. since January 2005 and Mr. Berman served as Chief Executive Officer of Rainforest Café, Inc. from February 1993 until December 2000.	1998

Timothy J. Cope Age 55	President of Lakes Entertainment, Inc. since May 2003 and Chief Financial Officer, Treasurer, Secretary and a director of Lakes Entertainment since June 1998. Mr. Cope also serves as a director of WPT Enterprises, Inc. Mr. Cope served as an Executive Vice President of Lakes Entertainment from June 1998 until May 11, 2003. Mr. Cope held the positions of Executive Vice President, Chief Financial Officer and Director of Grand Casinos, Inc. from 1993 through 1998.	1998

Morris Goldfarb Age 56	Director of Lakes Entertainment, Inc. since June 1998. Mr. Goldfarb is a director, Chairman of the Board and Chief Executive Officer of G-III Apparel Group, Ltd., a publicly-held manufacturer and distributor of outerwear and sportswear under licensed labels, private labels and its own labels. Mr. Goldfarb has served as either the President or Vice President of G-III and its predecessors since its formation in 1974. Mr. Goldfarb currently is President and a director of The Leather Apparel Association, a non-profit leather trade association.	1998

Neil I. Sell Age 65	Director of Lakes Entertainment, Inc. since June 1998. Since 1968, Mr. Sell has been engaged in the practice of law in Minneapolis, Minnesota with the firm of Maslon Edelman Borman & Brand, LLP, which has rendered legal services to Lakes and WPT Enterprises, Inc.	1998

Ray Moberg Age 58	Director of Lakes Entertainment, Inc. since December 2003. Mr. Moberg retired from Ernst & Young in 2003 after serving for 33 years, including as managing partner of its Reno office from 1987 until his retirement. Mr. Moberg also serves as a director of WPT Enterprises, Inc.	2003

Name and Age of	Principal Occupation, Business Experience	Director
Director and Nominee	For Past Five Years and Directorships of Public Companies	Since
(Unless noted otherwise)

Larry C. Barenbaum Age 60	Director of Lakes Entertainment, Inc. since February 17, 2006. Mr. Barenbaum is Chairman of the Board of Directors of Christopher & Banks Corporation, a publicly held national specialty retailer of women’s apparel. Mr. Barenbaum has served on the Christopher & Banks Corporation Board since March 1992. Since November 1991, Mr. Barenbaum has been engaged in investment activities and has provided consulting services to various companies in the specialty retail and services industry.	2006

Richard D. White Age 53	Director of Lakes Entertainment, Inc. since December 8, 2006. Mr. White has been a Managing Director and head of the Private Equity Investment Department of Oppenheimer & Co. Inc. since June 2004. From 2002 to June 2004, he served as President of Aeolus Capital Group LLC, an investment management firm. From 1985 until 2002, he was a Managing Director at CIBC Capital Partners, an affiliate of CIBC World Markets, and its predecessor firm, Oppenheimer & Co., Inc. During that time, Mr. White worked in both the Investment Banking and Private Equity Investing departments. Mr. White is a director of ActivIdentity Corp., a company which develops digital identity and authentication software and hardware; Escalade Inc., a manufacturer of sporting goods and office products; and G-III Apparel Group, Ltd.	2006

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Compensation Committee.  The Compensation Committee, referred to as the Committee, discharges the responsibilities of the Board of Directors, referred to as the Board or Board of Directors, relating to compensation of the named executive officers of the Company. The members of the Committee are Larry Barenbaum and Morris Goldfarb. They both satisfy the definition of “independent director” under the listing standards of The NASDAQ Stock Market, LLC. Mr. Barenbaum and Mr. Goldfarb are also “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934 and “outside directors” as defined by Section 162(m) of the Internal Revenue Code. Mr. Barenbaum and Mr. Goldfarb were appointed to the Committee by the Board after nomination by the Corporate Governance Committee of the Board. They serve until their resignation, retirement, removal by the Board or until their successors are duly appointed and qualified. They may be removed by the Board in its sole discretion for any reason or no reason. The Board appointed Mr. Barenbaum as chair of the Committee.

The Committee has the authority, to the extent it deems necessary or appropriate, to retain a compensation consultant to assist in the evaluation of named executive officer compensation. The Committee also has the sole authority to approve the consultant’s fees and other retention terms. The Committee also has the authority, to the extent it deems necessary or appropriate, to retain other advisors. The Company will provide appropriate funding, as determined by the Committee, for payment of compensation to any consulting firm or other advisors hired by the Committee. The Committee did not work with a compensation consultant during fiscal 2006.

The Committee meets as often as its members deem necessary to perform the Committee’s responsibilities but in no event less than twice annually. The chair of the Committee presides at each meeting. In consultation with the other members of the Committee, the chair sets the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The chair of the Committee also ensures that the agenda for each meeting is circulated to each Committee member in advance of the meeting. In addition, the Committee makes regular reports to the Board and proposes any necessary action to the Board.

In fiscal 2006, the Committee met on two occasions. Mr. Barenbaum, Mr. Goldfarb and Timothy Cope, the Company’s President, attended each of those meetings. The recommendations of the Committee for named executive officer compensation for fiscal 2006 were made to the Board, which subsequently adopted the Committee’s recommendations without modifications.

Role of Executives in Establishing Compensation.  The Chief Executive Officer and President play an integral role in recommending compensation for the named executive officers. These officers, along with the Company’s human resources department, research the current and expected compensation trends of other publicly-held companies in the gaming industry applicable to named executive officers, evaluate performance for the completed fiscal year, establish business performance targets and objectives for the coming fiscal year and recommend salary adjustments for the named executive officers to the Committee. These executives participate in the Committee meetings to provide background information on the Company’s business and operational objectives and their evaluation of, and compensation recommendations for, the named executive officers. As required by the listing standards of The NASDAQ Stock Market LLC, the Chief Executive Officer does not participate in deliberations concerning, or vote on, the compensation arrangements for himself.

Objectives of the Compensation Programs

Compensation Philosophy.  Our compensation philosophy is to attract and retain the best possible executive talent, tie annual cash and stock incentives to achievement of measurable corporate and individual strategic and/or financial objectives, and create an overall compensation program for named executive officers that promotes increasing shareholder value. The Committee believes that it executes that philosophy by structuring the compensation program into two primary components. First, the compensation program has a cash component that is competitive enough to retain highly qualified executives while also providing performance-based incentives. The Committee believes that the Company’s base salary structure, incentive cash bonus plan and severance plan combine to meet those requirements. Second, the compensation program has an equity-based component to provide long-term incentives and ensure that the named executive officers’ long-term interests are focused on increasing shareholder value in the Company.

Historically, the equity-based component of the compensation program has been provided by the Lakes Entertainment, Inc. 1998 Stock Option and Compensation Plan, but options are not granted to named executive officers or other employees of the Company under the plan each year. For example, a small number of options were granted to certain employees and named executive officers (other than the Chief Executive Officer and the President) under the plan in fiscal 2005, and no options were granted under the plan to named executive officers in fiscal 2006. In addition, because a limited number of shares remain available for equity awards under the existing plan, the Board has adopted, and submitted to a vote of the Company’s shareholders at the Annual Meeting, the 2007 Stock Option and Compensation Plan. See “Proposal to Approve the Adoption of the 2007 Stock Option and Compensation Plan” for a discussion of the 2007 Stock Option and Compensation Plan. The Committee believes that having the ability to provide equity-based compensation is an essential element of the compensation program that motivates the named executive officers to enhance shareholder value.

The Committee establishes compensation for the named executive officers by considering several objective and subjective criteria. They also consider market trends with respect to executive compensation, compensation of named executive officers for publicly-held companies in the gaming industry, level of the named executive officer’s responsibility and capabilities, past compensation, and individual performance of the executive. The Committee’s overall goal is to establish a compensation package for each named executive officer that is reasonable yet competitive. On no less than an annual basis, the compensation of the named executive officers is reviewed to determine whether Company objectives with respect to its compensation philosophy are being met.

Compensation Policies.  The Committee uses short-term compensation (base salaries and annual cash bonuses) and long-term compensation (historically, stock options) to achieve the Company’s goal of driving long-term shareholder value. The base salary currently constitutes a majority of the executives’ potential compensation because the Company, when the operations of WPT Enterprise, Inc. are excluded, currently has no material operating revenues or profits with which to measure corporate success. The Committee has set the base salary to appropriately provide for cash compensation to support a reasonable standard of living. Currently, annual cash bonuses for named executive officers are awarded on a discretionary basis by the Committee based on the recommendations of the Chief Executive Officer and President and the performance of the Company and the named executive officer for the completed fiscal year. Bonuses for a completed fiscal year are generally paid out in the first quarter of the next fiscal year. The Committee anticipates that it will re-evaluate the amount of base salary in the overall compensation program for named executive officers once one or more casinos become operational. The Committee will likely shift a greater portion of the named executive officers’ compensation to annual bonuses tied to achieving strategic and financial corporate objectives. The Committee believes this potential adequately motivates executives to attain corporate and individual goals.

The stock option portion of compensation is designed to emphasize the performance measures our named executive officers need to address in order to deliver shareholder value. Historically, the stock options granted to our executives (as well as to the Company’s other employees) vest pro rata over four or five years with an exercise price equal to the closing market price of the Company’s common stock on the date of the grant. All options expire ten years from the date of grant. Historically, stock options have been granted to new hires, whether a named executive officer or not, as of the date of hire, and additional stock options were granted to all employees in fiscal years 1999 and 2004 at regularly scheduled meetings of the Committee. Most Committee meetings are scheduled a year in advance. Scheduling decisions are made without regard to anticipated earnings or other major announcements by the Company. The Committee has never authorized the repricing of stock options held by a named executive officer. Historically, in granting stock options to named executive officers, the Committee has recognized that while the value realizable from exercisable stock options is dependent upon the extent to which the Company’s performance is reflected in the market price of the Company’s common stock at any particular point in time, the decision as to whether this value will be realized in any particular year is determined by each individual and not by the Committee. For these reasons, when the Committee determines to grant a stock option to a named executive officer, that decision does not take into account any gains realized in any given year by a named executive officer as a result of his individual decision to exercise an option granted in the previous year.

If the shareholders approve the adoption of the 2007 Stock Option and Compensation Plan, the Committee will give consideration to providing equity-based compensation to named executive officers in the form of restricted stock grants and other forms permitted under that plan, rather than just in the form of stock option grants. The Committee will also consider making awards subject to performance goals that must be satisfied or met as a condition to exercisability, vesting or receipt of all or a portion of an award. The 2007 Stock Option and Compensation Plan provides that these goals can be based exclusively on one or more of the corporate-wide or subsidiary, division or operating unit financial measures listed in the 2007 Stock Option and Compensation Plan, which include various financial measures and strategic business criteria. See “Proposal to Approve the Adoption of 2007 Stock Option and Compensation Plan” for a discussion of the terms and conditions of the 2007 Stock Option and Compensation Plan. If the shareholders approve the adoption of the 2007 Stock Option and Compensation Plan, it is anticipated that an initial equity-based award will be made to new hires as of the date of hire. In addition, the Committee intends to make equity-based awards to named executive officers under the 2007 Stock Option and Compensation Plan from time to time at regularly scheduled meetings of the Committee in line with its past practice described above, but awards may not necessarily be made each year.

Our compensation policies are reviewed no less than annually by the Committee to determine whether they are still effective and, if not, what type of adjustments must be made to accomplish our compensation philosophy. The current compensation programs were last reviewed on December 4, 2006 and were found to be in compliance with our compensation philosophy.

Compensation Programs Design

The Committee designed the compensation program to attract, retain and motivate named executive officers by providing enough base salary to afford a reasonable standard of living and enough incentive compensation (including annual bonus and stock options) to provide incentive to attain corporate and individual goals that translate into increased shareholder value. Base salary and annual bonus amounts are determined by analyzing current market trends with respect to named executive officer compensation, including a review of proxy statements or annual reports on Form 10-K for gaming companies, to create a compensation program that is reasonable but competitive in order to retain the named executive officer. In addition, the Committee evaluates the value and expertise that the named executive officer brings to his position.

The Company, when the operations of WPT Enterprises, Inc. are excluded, currently has no material operating revenues or profits. Therefore, corporate performance has not been strongly emphasized in determining base or incentive compensation for named executive officers. Instead, initial and adjusted base compensation have been determined based on the items described in the preceding paragraph. The annual incentive bonus compensation for the Chief Executive Officer and President has been awarded based on fulfillment of corporate financial and strategic goals set by the Committee at the beginning of each fiscal year, subject to the Committee’s discretion to increase or decrease the annual incentive bonus compensation based on their individual performance during the completed fiscal year. The annual incentive bonus compensation for the other named executive officers has been awarded based more on fulfillment of a combination of corporate and individual goals (with a greater emphasis on achieving individual goals) with the goals recommended by the Chief Executive Officer and the President for adoption by the Committee. Once one or more casinos become operational, we expect that future annual incentive bonuses for all named executive officers will be tied more closely with corporate financial and strategic performance goals established at the beginning of each fiscal year by the Committee.

Elements of Compensation

For the fiscal year ended December 31, 2006, the principal components of compensation for named executive officers’ compensation included base salary and annual bonus compensation. The Chief Executive Officer and President also have post termination benefits, personal benefits and perquisites provided for in their employment agreements. No stock options were granted in fiscal 2006 to the named executive officers due to the number of stock options already received by the named executive officers through grants made in prior fiscal years, the fact that no casinos were operational in fiscal 2006 and the lack of available shares under the existing plan.

Base salary.  Base salary is used to recognize the experience, skills, knowledge and responsibilities required of the named executive officers in their roles. When determining base salaries, the Committee considers a number of factors including market data gleaned from proxy statements and annual reports on Form 10-K reports of public companies in the gaming industry, internal review of the executive’s compensation (both individually and relative to other executives), level of the executive’s responsibility, and individual performance of the executive. Because the Company had no material operating revenues or profit in 2006 if the operating results of WPT Enterprises, Inc. is excluded, the base salary of the named executive officers comprised a majority of the executives’ compensation in fiscal 2006.

The base salaries of the named executive officers are reviewed on an annual basis. The base salaries of the Chief Executive Officer and President for fiscal 2006 were established in February 2006 under new employment agreements created for them as part of a financing transaction the Company completed in February 2006. The base salaries of the Chief Executive Officer and President fixed in the employment agreements did not represent an increase over the base salaries paid to them in fiscal year 2005. The Committee and the Company’s then lender approved the terms of the employment agreements with these two officers. The base salary of Mark Sicilia was established in March 2005 under the terms of his employment agreement. There was no increase in Mr. Sicilia’s base salary in fiscal year 2006. The base salaries of Robert Wyre and Richard Bienapfl for fiscal 2006 were established based on competitive market conditions and historical salary levels. The base salaries for these two executives were not increased from the base salaries paid to them in fiscal year 2005. We and the Committee believed that the base salaries of the named executive officers for fiscal 2006 were at acceptable market rates.

Annual incentive cash bonus.  Annual cash bonuses are intended to reward individual performance during the year. Annual cash bonuses range from 20% - 80% of the named executive officer’s base salary. The bonuses are determined on a discretionary basis by the Committee based on recommendations from the Chief Executive Officer and President and the performance of the Company and the named executive officer for the completed fiscal year. The following named executive officers received an annual cash bonus for their 2005 performance paid in March 2006 as follows:

Annual Cash
Named Executive Officer	Bonus Award ($)

Lyle Berman	100,000
Timothy J. Cope	100,000
Richard Bienapfl	50,000
Mark Sicilia	80,000

Annual cash awards made to named executive officers in March 2007 for performance in fiscal 2006 are reflected in the Summary Compensation Table on page 11. The annual incentive bonus program is reviewed annually by the Committee to determine whether it is achieving its intended purpose. We and the Committee believe it achieved its purpose in 2006.

Long term equity incentive.  The Company developed a long term equity incentive plan in 1998 by establishing the Lakes Entertainment, Inc. 1998 Stock Option and Compensation Plan. The 1998 plan was intended to reward the executives and motivate them to increase long-term shareholder value. The program encourages the executives to focus on long-term Company performance and provides an opportunity for the executives to increase their stake in the Company by purchasing stock through exercise of their options. Stock option grants are determined by the Committee based on recommendations from the Chief Executive Officer and President. Stock option grants vary among the named executive officers based on their positions within the Company and their individual performance. As described above under “Compensation Philosophy”, no stock options were awarded to the named executive officers in fiscal 2006.

If the shareholders approve the adoption of the 2007 Stock Option and Compensation Plan, the Committee will consider providing equity-based compensation to named executive officers in the form of restricted stock grants and other forms permitted under that plan, rather than just in the form of stock option grants. The Committee will also consider making grants or awards subject to performance goals as described above under “Compensation Policies.” It is anticipated that an initial equity-based award will continue to be made to new hires as of the date of hire. In addition, the Committee intends to make equity-based awards to named executive officers under the 2007 Stock Option and Compensation Plan from time to time at regularly scheduled meetings of the Committee in line with its past practices described above under “Compensation Policies.” Awards may not necessarily be made each year if the Committee decides that the Company’s strategic and financial performance does not merit awards or the Committee believes that the named executive officer has received a sufficient amount of equity-based awards.

Personal benefits and perquisites.  The Chief Executive Officer and the President have personal benefits and perquisites provided under their respective employment agreements. Both agreements were negotiated and executed in February 2006. The Company and the Committee believe that the benefits and perquisites are reasonable and consistent with the compensation program to better enable the Company to retain superior employees for key positions. The Chief Executive Officer and President are provided personal use of the Company’s aircraft and term life insurance coverage paid by the Company. The value of these benefits and perquisites is set forth in the Summary Compensation Table on page 11. The other named executive officers receive only those personal benefits and perquisites that are provided on a non-discriminatory basis to all employees.

Post-termination benefits.  The Chief Executive Officer and the President both have the following post termination benefits as set forth below as provided in their respective employment agreements entered into in February 2006.

Termination without Cause or construction termination.  If the Chief Executive Officer or the President are terminated without cause or through constructive termination, each is entitled to:

•	base salary (including any accrued vacation) through the termination date;

•	severance benefits equal to the accrued and unpaid base salary for 12 months, or for the period of time remaining in the term of employment, whichever is longer;

•	equivalent of bonus or incentive compensation (based upon the average bonus percentage rate for the two fiscal years of the Company preceding such termination) for 12 months, or for the period of time remaining in the term of the employment agreement, whichever is longer;

•	all medical and dental insurance benefits during the severance period; and

•	all outstanding options to purchase shares of stock in the Company immediately vest and become immediately exercisable for two years after the date on which executive ceases to be employed by the Company.

Termination following Change of Control.  If the executive’s employment is terminated without cause or due to constructive termination within two years following a change of control, the executive is entitled to:

•	all compensation due and payable to, or accrued for, the benefit of the executive as of the date of termination;

•	a lump sum payment equal to two times the executive’s annual compensation (which is defined as the executive’s (i) annual base salary plus annual bonus or incentive compensation computed at par levels, (ii) an amount equal to the annual cost to executive of obtaining annual health care coverage comparable to that currently provided by the Company, (iii) an amount equal to any normal matching contributions made by the Company on executive’s behalf in the Company’s 401(k) plan, (iv) annual automobile allowance, if any, and (v) an amount equal to the annual cost to the executive of obtaining life insurance and insurance coverage for accidental death and disability insurance comparable to that provided by the Company);

•	all outstanding options to purchase shares of stock in the Company immediately vest and become immediately exercisable for two years after the date on which executive ceases to be employed by the Company;

•	the Company must use its best efforts to convert any then existing life insurance and accidental death and disability insurance policies to individual policies in the name of the executive; and

•	if payments are made to the executive, or the value of other benefits received by the executive, in connection with the change of control exceed certain limits, Section 280G of the Internal Revenue Code imposes an excise tax on the employee. The costs of this excise tax, including related tax gross-ups, will be borne by the Company.

In exchange for these payments, the Chief Executive Officer and the President are subject to non-solicitation covenants covering the Company’s employees, persons or entities that are doing business with the Company, and anyone that is an active prospect to do business with the Company, for a period of two years following termination of employment with the Company.

Mark Sicilia, the Vice President of Food & Beverage, also has post termination benefits that include the following. If Mr. Sicilia is terminated without cause or through constructive termination, he is entitled to:

•	base salary (including any accrued vacation) through the termination date;

•	severance benefits equal to the accrued and unpaid base salary for 12 months;

•	the equivalent of bonus or incentive compensation (based upon the average bonus Mr. Sicilia received for the fiscal year(s) of the Company preceding such termination) for 12 months;

•	all medical and dental insurance benefits during the severance period; and

•	all outstanding options to purchase shares of stock in the Company immediately vest and become immediately exercisable for two years after the date on which he ceases to be employed by the Company.

In exchange for these payments, Mr. Sicilia agreed not to compete with the Company, nor solicit the Company’s employees, for a period of two years following termination of employment with the Company.

Neither Robert Wyre, Senior Vice President Operations, or Richard Bienapfl, Vice President Development, have employment, severance or change of control agreements with the Company. Any benefits or payments that they would receive upon termination of employment with the Company are those that would be available generally available on a non-discriminatory basis to all salaried employees.

Tax and Accounting Implications

Deductibility of Executive Compensation.  As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid under the management compensation programs are generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers. For fiscal 2006, the amount of compensation in excess of $1,000,000 for any named executive officer was deductible for federal income tax purposes.

Accounting for Stock-Based Compensation.  Beginning on January 1, 2006, the Company began accounting for stock-based payments including its long-term equity incentive program in accordance with the requirements of Financial Accounting Standards Board Statement of Financial Accounting Standard No. 123(R).

Conclusion

The Company’s compensation policies are designed to retain and motivate our named executive officers and to ultimately reward them for superior performance. We believe our compensation program achieves that goal.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on the review and discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The foregoing report is provided by the following directors, who constitute the Compensation Committee.

COMPENSATION COMMITTEE

Morris Goldfarb
Larry C. Barenbaum

Summary Compensation Table

The following table sets forth the cash and non-cash compensation for the last fiscal year awarded to or earned by (i) each individual that served as our Chief Executive Officer during our fiscal year ended December 31, 2006, referred to as fiscal 2006; (ii) each individual that served as our Chief Financial Officer during fiscal 2006; and (iii) our three most highly compensated individuals who served as executives of the Company other than our Chief Executive Officer and Chief Financial Officer who were serving as executives at the end of fiscal 2006. The Chief Executive Officer, the Chief Financial Officer and the other executives are collectively referred to in this proxy statement as the Named Executive Officers.

				All Other
		Salary	Bonus	Compensation		Total
Name and Principal Position	Year	($)(1)	($)	($)		($)

Lyle Berman,	2006	507,200	200,000	171,579	(2)	878,779
Chairman of the Board, Chief Executive Officer
Timothy J. Cope,	2006	357,200	140,000	23,664	(3)	520,864
President, Chief Financial Officer, Treasurer and Secretary
Robert Wyre,	2006	250,000	50,000	8,800	(4)	308,800
Sr. Vice President Operations
Richard Bienapfl,	2006	225,000	45,000	8,800	(4)	278,800
Vice President Development
Mark Sicilia,	2006	200,000	80,000	8,800	(4)	288,800
Vice President of Food & Beverage

(1)	Includes cash compensation deferred at the election of the executive officer under the terms of the Company’s 401(k) Savings Incentive Plan. This also includes a monthly travel and expense fee in the amount of $600 for Mr. Berman and Mr. Cope from the period January 1 to December 31 of 2006.

(2)	Amount primarily represents the variable cost to the Company arising from Mr. Berman’s personal use of the Company’s corporate jet from the period January 1 to December 31 of 2006 of $125,930. This amount also includes payment by the Company of term life and executive disability insurance premiums of approximately $36,849 and matching contributions by the Company under the Company’s 401(k) Savings Incentive Plan of $8,800.

(3)	Amount includes the variable cost to the Company arising from Mr. Cope’s personal use of the Company’s corporate jet from the period January 1 to December 31 of 2006 of $10,051. This column also includes matching contributions by the Company under the Company’s 401(k) Savings Incentive Plan of $8,800 and payment by the Company of term life and executive disability insurance premiums of approximately $4,813.

(4)	Amount represents matching contributions by the Company under the Company’s 401(k) Savings Incentive Plan.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information relating to equity awards outstanding at the end of fiscal 2006 for each Named Executive Officer.

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised Options	Unexercised Options	Option Exercise
	(#)	(#)	Price	Option Expiration
Name	Exercisable	Unexercisable(1)	($)	Date

Lyle Berman	1,000,000	—	4.1875	01/05/2009
	200,000	200,000	8.1275	01/02/2014
Timothy J. Cope	37,500	—	5.6694	03/01/2007
	400,000	—	4.1875	01/05/2009
	100,000	100,000	8.1275	01/02/2014
Robert Wyre	12,000	—	4.7500	09/18/2009
	10,000	10,000	8.1275	01/02/2014
	37,500	37,500	11.3400	11/06/2014
Richard Bienapfl	200,000	—	4.0000	01/04/2010
	50,000	50,000	8.1275	01/02/2014
Mark Sicilia	18,750	56,250	14.0600	01/25/2015

(1)	Options vest in equal installments over four-year and five-year periods, beginning on the first anniversary of the date of each grant and continue on each subsequent anniversary date until the option is fully vested. The employee must be employed by Lakes on the anniversary date in order to vest in any shares that year. Vested options are exercisable for ten years from the date of grant.

Option Exercises and Stock Vested

The following table sets forth certain information relating to the exercise of stock options during fiscal 2006 for each Named Executive Officer.

Option Awards
Number of
Shares
	Acquired	Value Realized
	on Exercise	on Exercise
Name	(#)	($)(1)

Lyle Berman	500,000	1,840,300
Timothy J. Cope	—	—
Robert Wyre	—	—
Richard Bienapfl	—	—
Mark Sicilia	—	—

(1)	Mr. Berman exercised 500,000 options in March of 2006 at an exercise price of $9.35 per share.

Potential Payments Upon Termination or Change-In Control

The table below describes the potential payments and benefits payable to each of the Named Executive Officers upon termination of employment due to disability, by the Company without cause, due to a constructive discharge, due to the Named Executive Officer’s voluntary resignation, by the Company with cause, expiration of the initial or renewal term of the Named Executive Officer’s employment agreement, and involuntary termination within two years following a change of control. The amounts shown in the table assume that such termination was effective as of December 31, 2006 and includes all amounts earned through that date and are estimates of the amounts that would be paid out to the Named Executive Officers upon their termination of employment. The actual amounts to be paid out can only be determined at the time a Named

Executive Officer in fact terminates employment with the Company. No information is provided for Robert Wyre, Senior Vice President Operations, and Richard Bienapfl, Vice President Development, as they do not have employment, severance or change of control agreements with the Company. Any benefits or payments that they would receive upon termination of employment with the Company are those that would be available generally on a non-discriminatory basis to all salaried employees.

			Acceleration
			and
			Continuation of
Named		Continuation of	Options
Executive	Cash	Medical and	(unamortized		Total
Officer;	Severance	Dental Benefits	expense as of	Excise Tax	Termination
Termination Event	Payment	(Present Value)	12/31/06)	Gross-Up	Benefits

Lyle Berman
— Disability	250,000	6,625	486,743	177,285	920,653
— Involuntary Not For Cause Termination	650,000	13,250	486,743	415,619	1,565,612
— Constructive Discharge	650,000	13,250	486,743	415,619	1,565,612
— Voluntary Termination	—	—	486,743	—	486,743
— For Cause Termination	—	—	486,743	—	486,743
— Expiration of Term	—	—	486,743	—	486,743
— Involuntary Termination after Change in Control	1,000,000	—	486,743	662,345	2,149,088
Timothy J. Cope
— Disability	175,000	10,550	243,371	147,796	576,717
— Involuntary Not For Cause Termination	470,000	21,100	243,371	371,566	1,106,037
— Constructive Discharge	470,000	21,100	243,371	371,566	1,106,037
— Voluntary Termination	—	—	243,371	—	243,371
— For Cause Termination	—	—	243,371	—	243,371
— Expiration of Term	—	—	243,371	—	243,371
— Involuntary Termination after Change in Control	700,000	—	243,371	565,345	1,508,716
Mark Sicilia
— Disability	280,000	20,100	263,955	—	564,055
— Involuntary Not For Cause Termination	280,000	20,100	263,955	—	564,055
— Constructive Discharge	280,000	20,100	263,955	—	564,055
— Voluntary Termination	—	—	—	—	—
— For Cause Termination	—	—	—	—	—
— Expiration of Term	—	—	—	—	—
— Involuntary Termination after Change in Control	—	—	—	—	—

Regular Benefits.  The amounts shown in the above table do not include payments and benefits that are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include payment of accrued, but unused vacation pay.

Death.  A termination of employment due to death does not entitle the Named Executive Officers to any payments or benefits that are not available to salaried employees generally.

Employment Agreements for Chief Executive Officer and President.  As part of the $50 million financing transaction which closed on February 15, 2006 with PLKS Funding, LLC, the Company entered into employment agreements dated as of February 15, 2006 with Lyle Berman, the Chairman and Chief Executive Officer, and Timothy J. Cope, the President, Chief Financial Officer and Secretary, each referred to as an Executive, to employ the Executives as members of the Company’s senior management. Under the agreements, the Executives are required to perform such duties as may be designated by the Company’s Board of Directors from time to time. Each agreement has an initial term of 36 months and the term of the agreement automatically extends for successive one-year periods unless at least 60 days prior to the end of a term, the Company or the Executive gives notice to the other of an election to terminate the agreement at the end of the current term. In addition, the agreement may be terminated (a) upon the death or disability (as defined in the agreement) of the Executive; (b) by the Company for cause (as defined in the agreement); (c) by the Company without cause; (d) as a result of a constructive termination (as defined in the agreement); or (e) by the Executive at any time upon providing 60 days advance written notice to the Company. Under the terms of the agreements, Mr. Berman and Mr. Cope receive a base salary of $500,000 and $350,000, respectively, or such other amount as may be determined by the Company in its sole discretion, and a monthly travel and expense fee in the amount of $600. The Executives are also entitled to participate in Lakes’ discretionary incentive compensation program and to receive other benefits provided by the Company to senior executives. Each employment agreement also contains customary confidentiality and a two-year post-employment non-solicitation. Mr. Berman’s employment agreement contains a non-compete covenant that expires on the date the loan under the Financing Agreement is paid in full. The Financing Agreement was paid in full in June 2006. Each employment agreement also contains an arbitration clause.

Disability.  Each of the Executive’s employment agreements provide that if the agreement is terminated due to the Executive’s disability, the Executive is entitled to receive an amount equal to six months of his then base salary and the continuation of medical and dental benefits for the Executive and his dependents during the six months following any such termination.

Involuntary Terminations Without Cause or Due to Constructive Discharge.  If the Executive’s employment agreement is terminated by the Company without cause or due to a constructive termination, the Executive is entitled to receive, in one lump sum payment, severance benefits, referred to as Severance Benefits, equal to his accrued and unpaid base salary plus the equivalent of bonus or incentive compensation (based upon the average bonus percentage rate for the two fiscal years of the Company preceding the date of termination) for 12 months, or for the period of time remaining in the initial term, whichever is longer, referred to as Severance Period, together with the continuation of medical and dental benefits for the Executive and his dependents throughout the Severance Period. The Company’s obligations to continue the Severance Benefits during the Severance Period ends immediately upon the Executive obtaining employment with another person or entity in any capacity. The Company’s obligation to provide the Severance Benefits is conditioned on the Executive entering into a satisfactory general release and covenant not to sue. In the event the Executive resigns (for a reason other than constructive discharge) or the Company terminates the Executive’s employment for cause, or the agreement terminates at the end of the initial or any renewal term, the Executive is only entitled to payment for accrued and unpaid base salary and benefits accrued prior to the effective date of his termination, earned but unused vacation pay, and payment for unreimbursed business-related expenses.

Involuntary Termination After Change of Control.  In the event that the Executive’s employment is terminated within two years following a change of control (as defined in the agreement) by the Company without cause or due to a constructive discharge, in addition to all compensation due and payable to or accrued for the benefit of the Executive through the date of termination, the Executive is entitled to a lump sum payment equal to two times his annual compensation (as defined in the agreement and described in the Compensation Discussion and Analysis under “Post-termination benefits” on pages 8 and 9) as determined by the Company’s independent auditor and the Company is required to use its best efforts to convert any then existing life insurance and accidental death and disability insurance policies to individual policies in the Executive’s name.

Stock Option Acceleration and Continuation.  Upon the termination of the Executive’s employment for any reason, including death, disability, expiration of the initial term, nonrenewal, by the Company with or without cause, by the Executive with notice, due to a constructive discharge or within two years of a change of control, all stock options held by the Executive immediately vest and become immediately exercisable by the Executive or his legal representative for a period of two years following the date of termination of the Executive’s employment.

Excise Tax Gross-Up.  If payments are made to the executive, or the value of other benefits received by the executive, in connection with the change of control exceed certain limits, Section 280G of the Internal Revenue Code imposes an excise tax on the employee. The costs of this excise tax, including related tax gross-ups, will be borne by the Company.

Employment Agreement for Vice President of Food & Beverage.  The Company entered into an employment agreement dated as of March 5, 2005 with Mark Sicilia, the Vice President of Food & Beverage, to employ him in that position. The agreement has an initial term of three years and the initial term of the agreement may be extended by either the Company or Mr. Sicilia providing notice to the other of a decision to extend the initial term by November 1, 2007. If the initial term is extended, it automatically renews for successive one-year periods unless at least 90 days prior to the end of a term, the Company or Mr. Sicilia gives notice to the other of an election to terminate the agreement at the end of the current term. In addition, the agreement may be terminated (a) by the Company for cause (as defined in the agreement); (b) by the Company without cause; (c) as a result of a constructive termination (as defined in the agreement); or (e) voluntarily by Mr. Sicilia. Under the terms of the agreement, Mr. Sicilia receives a base salary of $200,000 or such higher amount as may be determined by the Company in its sole discretion and was granted a nonqualified stock option to purchase up to 75,000 shares of the Company’s common stock. Mr. Sicilia is also entitled to participate in Lakes’ discretionary incentive compensation program, and to receive other benefits provided by the Company to vice presidents. The employment agreement also contains a customary confidentiality provision and a two-year post-employment non-solicitation and non-compete provision. If Mr. Sicilia’s employment agreement is terminated by the Company without cause or due to a constructive termination, Mr. Sicilia is entitled to receive, in equal installments paid at the same interval as his regular salary payments, the following: (a) base salary (including any accrued vacation) through his termination date and severance benefits equal to the accrued and unpaid base salary, plus the equivalent of bonus or incentive compensation (based upon the average bonus Mr. Sicilia received for the fiscal year(s) of the Company preceding such termination) for 12 months; and (b) all medical and dental insurance benefits during the severance period. In addition, all outstanding options to purchase shares of common stock in the Company shall immediately vest and become immediately exercisable and Mr. Sicilia has two years after the date on which he ceases to be employed by the Company to exercise his right to purchase shares of stock of the Company under any such option agreements. The Company’s obligation to provide these payments and benefits is conditioned on Mr. Sicilia entering into a satisfactory general release.

Executive Officers of Lakes Entertainment

The table below lists the executive officers of the Company as of December 31, 2006:

Name	Age	Position(s) with Lakes Entertainment

Lyle Berman	65	See Proposal One (Election of Directors) above.
Timothy J. Cope	55	See Proposal One (Election of Directors) above.

DIRECTOR COMPENSATION

The following table sets forth the cash and non-cash compensation for fiscal 2006 awarded to or earned by each of our directors who is not also a Named Executive Officer.

	Fees Earned
	or Paid in	Option	All Other
	Cash	Awards	Compensation	Total
Name	($)(1)	($)(2)	($)	($)

Morris Goldfarb	72,000	—	—	72,000
Neil I. Sell	61,000	—	—	61,000
Ray Moberg	78,000	—	—	78,000
Larry C. Barenbaum(3)	59,681	181,250	—	240,931
Richard White(4)	3,297	174,750	—	178,047
Ronald J. Kramer(5)	21,835	—	—	21,835

(1)	We pay an annual fee of $50,000 to each of our directors who is not otherwise employed by us or our subsidiaries, referred to as a Non-Employee Director. We also pay each Non-Employee Director a fee of $1,000 for each meeting of the Board of Directors attended and $1,000 for each committee meeting of the Board of Directors attended. We also pay the Chairman of our Audit Committee an additional annual fee of $10,000 for serving in such capacity.

(2)	The Lakes Entertainment, Inc. 1998 Director Stock Option Plan provides that each Non-Employee Director who was in office at the time of our inception, and each subsequent Non-Employee Director at the time of his or her initial election to the Board of Directors, receives a non-qualified stock option to purchase up to 25,000 shares of our common stock at an option exercise price equal to the fair market value of the shares on the grant date. Each option will have a ten-year term and will generally become exercisable in four equal installments commencing on the first anniversary of the grant date. In addition to the initial option grants, Non-Employee Directors may be granted, at the discretion of the Board of Directors, additional options to purchase our common stock. These additional options, if granted, will contain such terms and provisions as the Board of Directors determines at the time of the grant.

(3)	On February 17, 2006, Larry C. Barenbaum was appointed a member of the Lakes Board of Directors.

(4)	On December 8, 2006, Richard White was appointed a member of the Lakes Board of Directors.

(5)	Ronald J. Kramer’s term as a director of Lakes expired on April 19, 2006, the date of Lakes’ 2006 annual meeting of shareholders.

CORPORATE GOVERNANCE

Board of Directors

Our Board of Directors is currently comprised of the seven members identified under Proposal One (Proposal for Election of Directors). On December 8, 2006, the Board of Directors appointed Richard White to fill one of two existing vacancies on the Board of Directors. Mr. White’s appointment was recommended by the Corporate Governance Committee. The following directors, which constitute a majority of the Board of Directors, are “independent directors” as such term is defined in Section 4200(a)(15) of The NASDAQ Stock Market LLC’s listing standards, referred to as Nasdaq Listing Standards: Larry C. Barenbaum, Morris Goldfarb, Ray Moberg, Neil I. Sell and Richard White. In addition, Ronald J. Kramer, who served as a director from June of 1998 to April 19, 2006 was an “independent director” as defined in the Nasdaq Listing Standards.

The Board of Directors has established an audit committee, a corporate governance committee and a compensation committee. The Board of Directors held 10 meetings during fiscal 2006. None of our directors attended fewer than 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors held during fiscal 2006, and (ii) the total number of meetings held by all committees of the Board on which such director served.

Ability of Shareholders to Communicate with the Company’s Board of Directors

We have established several means for shareholders and others to communicate with our Board of Directors. If a shareholder has a concern regarding our financial statements, accounting practices or internal controls, the concern should be submitted in writing to the chairperson of the audit committee in care of our Secretary at our headquarters address. If the concern relates to our governance practices, business ethics or corporate conduct, the concern should be submitted in writing to a member of the corporate governance committee in care of our Secretary at our headquarters address. If a shareholder is unsure as to which category the concern relates, the shareholder may communicate it to any one of the independent directors in care of our Secretary at our headquarters address. All such shareholder communications will be forwarded to the applicable director(s).

Director Attendance at Annual Meetings of Shareholders

The Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s annual meeting of shareholders but the Company does encourage its Board members to attend such meetings. A total of three directors attended the Company’s 2006 annual meeting of shareholders.

Audit Committee of the Board of Directors

The Board of Directors has established a three member audit committee that consists of Messrs. Morris Goldfarb, Larry C. Barenbaum and Ray Moberg, who is the chairperson of the audit committee. The audit committee operates under an amended and restated written charter adopted by the Board of Directors on March 6, 2006, and a copy of this charter was attached as Appendix A to our proxy statement for the 2006 annual meeting of shareholders. The primary functions of the audit committee are (i) to serve as an independent and objective party to monitor our financial reporting process and internal control system, (ii) to review and appraise the audit efforts of our independent auditors, and (iii) to provide an open avenue of communication among the independent auditors, financial and senior management and the Board of Directors. The charter also requires that the audit committee (or designated members of the audit committee) review and pre-approve the performance of all audit and non-audit accounting services to be performed by our independent auditors, other than certain de minimus exceptions permitted by Section 202 of the Sarbanes-Oxley Act of 2002. The audit committee held nine meetings during fiscal year 2006.

The Board of Directors has determined that at least one member of the audit committee, Ray Moberg, is an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. In addition, each member of the audit committee is an “independent director,” as such term is defined in the Nasdaq Listing Standards. In reaching the independence determination for Mr. Goldfarb, who is a director, Chairman of the Board and Chief Executive Officer of G-III Apparel Group, Ltd., the Board of Directors considered the amount of royalties paid by G-III Apparel Group, Ltd. to the Company’s subsidiary, WPT Enterprise, Inc., over the last three years. See “Related Party Transactions — WPT Agreement with G-III Apparel Group, Ltd.” for a description of that arrangement. The royalties paid in the last three fiscal years did not exceed the thresholds set forth in Section 4200(a)(15) of the Nasdaq Listing Standards. The Board of Directors has also determined that each of the audit committee members is able to read and understand fundamental financial statements and that at least one member of the audit committee has past employment experience in finance or accounting.

Report of the Audit Committee

The audit committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. In connection with these responsibilities, the audit committee has reviewed audited financial statements of Lakes Entertainment, Inc. for fiscal 2006 and discussed them with management.

The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The audit committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent auditors the independent auditor’s independence.

The audit committee, based on the review and discussions described above, has recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for fiscal 2006.

This Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference into such other filings.

AUDIT COMMITTEE

Larry C. Barenbaum
Morris Goldfarb
Ray Moberg

Corporate Governance Committee of the Board of Directors

The Board of Directors has established a two member corporate governance committee that consists of Messrs. Morris Goldfarb and Neil I. Sell, each of whom satisfies the independence requirements of the Nasdaq Listing Standards. The corporate governance committee held two meetings during fiscal year 2006.

The primary role of the corporate governance committee is to (1) develop the overall corporate governance policies for the Company and (2) consider and make recommendations to the full Board of Directors concerning the appropriate size, function and needs of the Board, including establishing criteria for Board membership and considering, recruiting and recommending candidates (including those recommended by shareholders) to fill new Board positions. The corporate governance committee (or a subcommittee thereof) recruits and considers director candidates and presents qualified candidates to the full Board for consideration. Qualified candidates will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.

The corporate governance committee will consider each candidate’s general business and industry experience, his or her ability to act on behalf of shareholders, overall Board diversity, potential concerns regarding independence or conflicts of interest and other factors relevant in evaluating Board nominees. Additionally, the Board will consider whether or not the candidate would be found suitable to be issued a gaming license. This is a requirement of continued Board membership. If the corporate governance committee approves a candidate for further review following an initial screening, the corporate governance committee will establish an interview process for the candidate. Generally, the candidate will meet with the members of the corporate governance committee, along with our Chief Executive Officer. Contemporaneously with the interview process, the corporate governance committee will conduct a comprehensive conflicts-of-interest assessment of the candidate. The corporate governance committee will consider reports of the interviews and the conflicts-of-interest assessment to determine whether to recommend the candidate to the full Board of Directors. The corporate governance committee will also take into consideration the candidate’s personal attributes, including, without limitation, personal integrity, loyalty to us and concern for our success and welfare, willingness to apply sound and independent business judgment, awareness of a director’s vital part in good corporate citizenship and image, time available for meetings and consultation on Company matters and willingness to assume broad, fiduciary responsibility. The corporate governance committee operates under a written charter adopted by the Board of Directors on April 28, 2005, and a copy of this charter was attached as Appendix B to our proxy statement for the 2006 annual meeting.

Recommendations for candidates to be considered for election to the Board at our annual shareholder meetings may be submitted to the corporate governance committee by our shareholders. Candidates recommended by our shareholders will be considered under the same standards as candidates that are identified by the corporate governance committee. In order to make such a recommendation, a shareholder must submit the recommendation in writing to the corporate governance committee, in care of our Secretary at our headquarters address, at least 120 days prior to the mailing date of the previous year’s Annual Meeting proxy statement. To enable the committee to evaluate the candidate’s qualifications, shareholder recommendations must include the following information:

•	The name and address of the nominating shareholder and of the director candidate;

•	A representation that the nominating shareholder is a holder of record of our common stock and entitled to vote at the current year’s annual meeting;

•	A description of any arrangements or understandings between the nominating shareholder and the director candidate or candidates being recommended pursuant to which the nomination or nominations are to be made by the shareholder;

•	A resume detailing the educational, professional and other information necessary to determine if the nominee is qualified to hold a Board position;

•	Such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated by the Board of Directors; and

•	The consent of each nominee to serve as a director if so elected.

Compensation Committee of the Board of Directors

The Board of Directors has established a two member compensation committee that consists of Messrs. Morris Goldfarb and Larry C. Barenbaum, each of whom satisfies the independence requirements of the Nasdaq Listing Standards. The compensation committee operates under a written amended and restated charter adopted by the Board of Directors on December 4, 2006, and a copy of this charter is attached as Appendix A to this proxy statement. The compensation committee reviews our remuneration policies and practices, makes recommendations to the full Board of Directors in connection with all compensation matters affecting us and administers our incentive compensation plans. The compensation committee held two meetings during fiscal year 2006.

The compensation committee’s primary processes and procedures for establishing and overseeing executive compensation are discussed in the Compensation Discussion and Analysis section beginning on page 4.

Compensation Committee Interlocks and Insider Participation

Morris Goldfarb, Ronald J. Kramer and Larry C. Barenbaum served as the members of the compensation committee during fiscal 2006. Ronald J. Kramer served on this committee through the expiration of his term as a director on April 19, 2006 and Larry C. Barenbaum was appointed to this committee at that time. There were no relationships among members of the compensation committee, members of the Board of Directors or executive officers of Lakes who served during fiscal 2006 that require disclosure under Item 407(e) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2006 with respect to our equity compensation plans:

			Number of
			Securities
			Remaining
			Available for
		Weighted-	Future
	Number of	average	Issuance
	Securities to be	Exercise	under Equity
	Issued	Price of	Compensation
	Upon Exercise	Outstanding	Plans (Excluding
	of Outstanding	Options,	Securities
	Options, Warrants	Warrants and	Reflected in
Plan Category	and Rights	Rights	First Column)

Equity compensation plans approved by shareholders:
1998 Employee Plan	4,297,900	$6.03	10,500
1998 Director Plan	331,000	$7.96	25,000

Total	4,628,900	$6.17	35,500

Equity Compensation plans not approved by shareholders:
Distribution — related Stock Option	87,500	$5.15	—
Warrants to Lender	1,250,000	$7.50	—

Total	1,337,500	$7.35	—

TOTAL	5,996,400	$6.40	35,500

PROPOSAL TO APPROVE THE ADOPTION OF
2007 STOCK OPTION AND COMPENSATION PLAN
(Proposal Two)

General

The Compensation Committee, recognizing that insufficient shares were available to provide further grants of stock options under the existing stock option plans, advised the Board that it is in the interest of the Company to continue its practice of making stock options or some other equity-based award available to directors and employees responsible for significant contributions to the Company’s business. As described in the Compensation Discussion and Analysis under the section entitled “Compensation Philosophy” on page 7, the Compensation Committee believes that equity-based compensation provides such directors and key employees with an incentive to apply their talents within the Company to promote shareholder value. On April 16, 2007, 2007, the Board, acting on the recommendation of the Compensation Committee, unanimously approved the Lakes Entertainment, Inc. 2007 Stock Option and Compensation Plan (“2007 Stock Option and Compensation Plan”), and directed that it be submitted for consideration and action at the Annual Meeting.

Effect on Prior Plans.  Shareholder approval of the adoption of the 2007 Stock Option and Compensation Plan will have no effect on the Company’s existing stock option plans. As of April 2, 2007, a total of 10,500 shares were available for stock option grants under the Company’s 1998 Stock Option and Compensation Plan and a total of 25,000 shares were available for stock option grants under the 1998 Director Stock Option Plan. In addition, all outstanding stock options granted under these two plans will remain outstanding in accordance with their terms. See “Equity Compensation Plan Information” for additional information regarding the number of exercisable stock options issued and outstanding under the Company’s existing stock option plans.

Summary of the 2007 Stock Option and Compensation Plan

The following is a brief but not comprehensive summary of the 2007 Stock Option and Compensation Plan. The complete text of the 2007 Stock Option and Compensation Plan is attached as Appendix B and reference is made to Appendix B for a complete statement of the provisions of the 2007 Stock Option and Compensation Plan.

Purpose.  The 2007 Stock Option and Compensation Plan is intended to aid the Company in recruiting and retaining employees, officers and non-employee directors capable of assuring the future success of the Company. Lakes expects that the awards of stock-based compensation under the 2007 Stock Option and Compensation Plan and opportunities for stock ownership in the Company will provide incentives to participants to exert their best efforts for the success of the Company and also align their interests with those of the Company’s shareholders.

Administration.  The Compensation Committee or any successor committee of the Board of Directors designated by the Board (“Committee”) will administer the 2007 Stock Option and Compensation Plan. Subject to the terms of the 2007 Stock Option and Compensation Plan, the Committee has the power to determine, among other things, eligibility, the types and sizes of awards, the price and timing of awards, the terms and conditions of awards, any applicable vesting requirements or restrictions, and the acceleration or waiver of any such vesting requirements or restrictions. The Committee also has the authority to interpret the 2007 Stock Option and Compensation Plan and to prescribe, interpret and revoke rules and regulations relating to the 2007 Stock Option and Compensation Plan. The Committee may delegate its powers and duties under the 2007 Stock Option and Compensation Plan to one or more Directors or executive officers of the Company, or a committee of Directors and executive officers, other than the power to grant an award to any person who is a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code or who is subject to Section 16 of the Securities Exchange Act of 1934.

Eligibility.  The Committee will determine which employees, officers, consultants and non-employee Directors of the Company or its subsidiaries are eligible to participate in the 2007 Stock Option and Compensation Plan based on recommendations it receives from management.

Shares Authorized.  The 2007 Stock Option and Compensation Plan reserves a total of 500,000 shares of our common stock for awards issued under the 2007 Stock Option and Compensation Plan, all of which may be granted as incentive stock options. Shares that are subject to awards that terminate, lapse or are cancelled or forfeited will be available again for grant under the 2007 Stock Option and Compensation Plan.

Certain Limitations.  No participant may be granted in any calendar year an award or awards for more than 400,000 shares of our common stock in the aggregate, or, in the case of cash awards, for more than $200,000.

Types of Awards.  The 2007 Stock Option and Compensation Plan authorizes the following types of awards:

•	Stock Options. The grant of either non-qualified or incentive stock options to purchase shares of our common stock are permitted under the 2007 Stock Option and Compensation Plan. Incentive stock options are intended to qualify for favorable tax treatment under the Internal Revenue Code to participants in the 2007 Stock Option and Compensation Plan. The stock options will provide for the right to purchase shares of common stock at a specified price and will become exercisable after the grant date under the terms established by the Committee. In general, the per share option exercise price may not be less than 100% of the fair market value of a share of our common stock on the grant date.

•	Stock Options for Non-Employee Directors. The 2007 Stock Option and Compensation Plan provides that each non-employee director at the time of his or her initial election or appointment receives a non-qualified stock option to purchase up to 25,000 shares of our common stock at an option exercise price equal to the fair market value of the shares on the grant date. Each option will have a ten-year term and will generally become exercisable in five equal installments commencing on the first anniversary of the grant date.

•	Stock Appreciation Rights. Awards of stock appreciation rights (“SARs”) are permitted under the 2007 Stock Option and Compensation Plan. SARs provide the holder with a right to receive in cash or in shares of our common stock upon exercise the excess of the fair market value of one share of our common stock on the date of exercise, over the grant price of the SARs. In general, the grant price of SARs may not be less than 100% of the fair market value of a share of our common stock on the grant date.

•	Restricted Stock and Restricted Stock Units. Awards of restricted stock and restricted stock units are permitted under the 2007 Stock Option and Compensation Plan, subject to any restrictions that the Committee determines to impose such as satisfaction of performance measures or a performance period, or restrictions on the right to vote or receive dividends. The minimum vesting period of such awards is one year from the grant date.

•	Performance Awards. Performance awards, denominated in shares of our common stock, are permitted under the 2007 Stock Option and Compensation Plan. Performance awards must be contingent upon the attainment of one or more performance goals within a performance period designated by the Committee. Performance awards may be settled or payable in shares of our common stock or in cash. The recipient of a performance award has no rights as a shareholder with respect to the shares of our common stock subject to the award. For purposes of the 2007 Stock Option and Compensation Plan, performance goals must be based exclusively on one or more of the following corporate-wide or subsidiary, division or operating unit financial measures: (1) pre-tax or after-tax income (before or after allocation of corporate overhead and bonus), (2) net income (before or after taxes), (3) reduction in expenses, (4) pre-tax or after-tax operating income, (5) earnings (including earnings before taxes, earnings before interest and taxes, or earnings before interest, taxes, depreciation and amortization, (6) gross revenue, (7) working capital, (8) profit margin or gross profits, (9) Share price, (10) cash flow or cash flow per Share (before or after dividends), (11) cash flow return on investment, (12) return on capital (including return on total capital or return on invested capital), (13) return on assets or net assets, (14) market share, (15) pre-tax or after-tax earnings per Share, (16) pre-tax or after-tax operating earnings per Share, (17) total stockholder return, (18) growth measures, including revenue growth, as compared with a peer group or other benchmark, (19) economic value-added models or equivalent metrics, (20) comparisons with various stock market indices, (21) improvement in or attainment of expense levels or working capital levels, (22) operating margins, gross margins or cash margins, (23) year-end cash, (24) debt reductions, (25) stockholder equity, (26) regulatory achievements, (27) implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel, (28) customer satisfaction, (29) operating efficiency, productivity ratios, (30) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals (including accomplishing regulatory approval for projects), cost or cost savings targets, accomplishing critical milestones for projects, and goals relating to acquisitions or divestitures, or any combination thereof (in each case before or after such objective income and expense allocations or adjustments as the Committee may specify within the applicable period).

•	Stock Awards. Awards of our common stock without restrictions is permitted under the 2007 Stock Option and Compensation Plan, but such grants may be subject to any terms and conditions the Committee may determine.

•	Other Stock-Based Awards. Grants of other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of our common stock, subject to the terms and conditions established by the Committee, are permitted under the 2007 Stock Option and Compensation Plan. Shares of our common stock, or other securities delivered pursuant to a purchase right granted by such an award, must be purchased for consideration having a value equal to at least 100% of the fair market value of such shares of our common stock or other securities on the date the purchase right is granted.

•	Cash Awards. Grants of cash awards, subject to the terms and conditions established by the Committee, are permitted under the 2007 Stock Option and Compensation Plan.

•	Dividend Equivalents. Awards of dividend equivalents pursuant to which the recipient is entitled to receive payments in cash, shares of our common stock, other securities or other property as determined by the Committee based on the amount of cash dividends paid by the Company to holders of our common stock are permitted under the 2007 Stock Option and Compensation Plan. Dividend equivalents awards may also be subject to any terms and conditions established by the Committee.

Transfer Restrictions.  In general, awards under the 2007 Stock Option and Compensation Plan may not be transferred except upon death, by will or the laws of descent and distribution, or pursuant to a transfer to a family member that is expressly permitted by the Committee.

Adjustment for Certain Corporate Changes.  In the event of a stock split, stock dividend, recapitalization, reorganization, merger or similar event, which affects shares of our common stock such that an adjustment is required to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2007 Stock Option and Compensation Plan, then the Committee must, in such manner as it deems equitable, make appropriate adjustments to (1) the number of shares of our common stock available for awards under the 2007 Stock Option and Compensation Plan, and subject to outstanding awards and (2) the purchase or exercise price of outstanding awards. If the Company acquires or combines with another company with a pre-existing plan approved by shareholders and not adopted in contemplation of the acquisition or combination, the shares available for grant under the pre-existing plan may be used for awards under the 2007 Stock Option and Compensation Plan. Such awards can not be made after the date awards or grants could have been made under the pre-existing plan, absent the acquisition or combination, and can only be made to individuals who were not employees or Directors of the Company prior to such acquisition or combination.

Change in Control.  In the event of a change in control of the Company (as defined in the 2007 Stock Option and Compensation Plan), all outstanding awards become vested and exercisable in full. If the Company is a party to a merger, exchange or reorganization, outstanding awards will be subject to the terms and conditions of any agreement of merger, exchange or reorganization which may include, without limitation, accelerating the vesting or exercise date of Awards and the cancellation of outstanding Awards in exchange for payment of their cash equivalent.

Amendment.  The Board may amend the 2007 Stock Option and Compensation Plan at any time, except that the Board may not amend the 2007 Stock Option and Compensation Plan to increase materially the benefits to participants under the 2007 Stock Option and Compensation Plan without shareholder approval. In addition, the Board may not make any amendment that would impair an outstanding award under the 2007 Stock Option and Compensation Plan.

Term.  The term of the 2007 Stock Option and Compensation Plan expires on June 5, 2017, unless earlier terminated by the Board.

New Plan Benefits.  Other than the stock options granted to new non-employee Directors as provided in the 2007 Stock Option and Compensation Plan, no specific determinations have been made regarding the timing, size or terms of individual awards to be made under the 2007 Stock Option and Compensation Plan at this time.

Federal Income Tax Consequences

The following is a brief overview of the U.S. federal income tax consequences generally arising with respect to awards under the 2007 Stock Option and Compensation Plan. This summary is not intended to be exhaustive and does not describe state, local or FICA tax consequences.

Tax Consequences to Participants.  The tax consequences to a participant depend on the type of award granted under the 2007 Stock Option and Compensation Plan.

•	Stock Options.

Non-Qualified Stock Options.  A participant does not recognize income at the time a non-qualified stock option is granted. At the time of exercise of the non-qualified stock option, the participant recognizes ordinary income in an amount equal to the difference between the amount paid for the shares subject to the option (the “exercise price”) and the fair market value of the shares (assuming the shares subject to the option are unrestricted). When the participant sells the shares acquired on exercise of the option, any appreciation (or depreciation) in the value of the shares after the date of exercise is short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options.  Options that qualify as incentive stock options (“ISOs”) are entitled to special tax treatment. As with non-qualified stock options, a participant does not recognize income at the time an ISO is granted. However, unlike with non-qualified stock options, if the ISO holding period requirement is satisfied, the participant does not recognize income (for purposes of regular income tax) at the time of exercise (although the participant may be required to recognize income for purposes of the alternative minimum tax). The ISO holding period requirement is satisfied if the shares acquired on exercise of the ISO are held for at least two years from the ISO grant date and one year from the ISO exercise date, whichever is longer. If this requirement is met, when the participant sells the shares acquired on the ISO exercise, any appreciation (or depreciation) in the value of the shares over the exercise price is short-term or long-term capital gain (or loss) depending on how long the shares have been held.

If a participant sells the shares acquired on exercise of an ISO before satisfying the ISO holding period requirement, the participant has a “disqualifying disposition” of the shares at the time they are sold. Upon the disqualifying disposition, the participant has ordinary income equal to the lesser of: (1) the fair market value of the shares on the date of exercise of the ISO less the exercise price; and (2) the sales price of the shares less the exercise price. Any additional appreciation (or depreciation) in the value of the shares is short-term or long-term capital gain (or loss) depending on how long the shares have been held.

•	Stock Appreciation Rights. A participant does not recognize income at the time a SAR is granted. When a SAR is exercised, the participant recognizes income equal to the amount of cash and the fair market value of any unrestricted shares received on the exercise.

•	Restricted Stock. A participant granted shares of restricted stock does not recognize income at the time of grant unless the participant makes an election (an “83(b) election”) to be taxed at such time. Instead, the participant recognizes ordinary income at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the shares. Any dividends paid to the participant with respect to the shares of restricted stock are treated as compensation income, rather than dividend income, until the restrictions lapse. When the participant sells the shares, any appreciation (or depreciation) in the value of the shares after the date the restrictions lapse is short-term or long-term capital gain (or loss) depending on how long the shares have been held since the date the restrictions lapse.

If a participant granted shares of restricted stock properly makes an 83(b) election with respect to the shares, the participant recognizes ordinary income on the date of grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the shares. The participant does not recognize any income at the time the restrictions lapse. When the participant sells the shares, any appreciation (or depreciation) in the value of the shares after the date of grant of the shares is short-term or long-term capital gain (or loss) depending on how long the shares have been held since the date of grant.

•	Restricted Stock Units, Performance Awards, and Dividend Equivalents. A participant granted restricted stock units, performance awards or dividend equivalents does not recognize income at the time of grant. The participant generally recognizes ordinary income at the time the award is payable to him or her equal to the cash or the value of the shares received at that time. When the participant sells any shares received, any appreciation (or depreciation) in the value of the shares after they are received is short-term or long-term capital gain (or loss) depending on how long the shares have been held.

•	Cash Awards and Stock Awards. A participant granted a cash award recognizes ordinary income at the time of grant equal to the amount of cash received. A participant granted a stock award recognizes ordinary income at the time of grant equal to the fair market value of the shares granted less the amount, if any, paid for the shares. When the participant sells the shares, any appreciation (or depreciation) in the value of the shares after they are received is short-term or long-term capital gain (or loss) depending on how long the shares have been held.

•	Other Stock-Based Awards. If a participant is granted another type of stock-based award under the plan, the participant will recognize income on the award based on the nature of the award.

Tax Consequences to the Company.  To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction if, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by Section 162(m) of the Internal Revenue Code.

PROPOSAL TO RATIFY THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal Three)

Our Board of Directors and management are committed to the quality, integrity and transparency of our financial reports. Independent registered public accounting firms play an important part in our system of financial control. In accordance with the duties set forth in its written charter, the Audit Committee of our Board of Directors has appointed Piercy, Bowler, Taylor & Kern, Certified Public Accountants and Business Advisors a Professional Corporation, referred to as PBTK, as our independent registered public accounting firm for the 2007 fiscal year. Although it is not required to do so, the Audit Committee and the full Board of Directors wishes to submit the appointment of PBTK for shareholder ratification at the Annual Meeting. Representatives of PBTK are expected to be present at the Annual Meeting to answer your questions and to make a statement if they desire to do so.

If the shareholders do not ratify the appointment of PBTK, the Audit Committee may reconsider its selection, but is not required to do so. Even if the shareholders ratify the appointment of PBTK at the Annual Meeting, the Audit Committee, in its sole discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year without notice to, or the consent of, the shareholders, if the Audit Committee determines that such a change would be in our best interests and the best interests of our shareholders.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit and Non-Audit Fees

The following table presents fees for professional audit and other services rendered by PBTK during fiscal 2006 and fiscal 2005.

	Fees for 2006	Fees for 2005

Audit Fees(1)	$295,572	$292,392
Audit-Related Fees	—	—
All Other Fees	—	—

Total Fees	$295,572	$292,392

(1)	Audit Fees consisted principally of quarterly review and annual audit procedures performed on the Company’s consolidated financial statements and internal control over financing reporting.

The audit committee of the Board of Directors has reviewed the fees billed by PBTK during fiscal year 2006 and, after consideration, has determined that the receipt of these fees by PBTK is compatible with the provision of independent audit services. The audit committee discussed these services and fees with PBTK and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval of Audit and Non-Audit Services

As permitted under applicable law, our audit committee may pre-approve from time to time certain types of services, including tax services, to be provided by our independent registered public accounting firm. As provided in the charter of the audit committee, and in order to maintain control and oversight over the services provided by our independent registered public accounting firm, it is the policy of the audit committee to pre-approve all audit and non-audit services to be provided by the independent registered public accounting firm (other than with respect to de minimus exceptions permitted by the Sarbanes-Oxley Act of 2002), and not to engage the independent registered public accounting firm to provide any non-audit services prohibited by law or regulation. For administrative convenience, the audit committee may delegate pre-approval authority to audit committee members who are also independent members of the Board of Directors, but any decision by such a member on pre-approval must be reported to the full audit committee at its next regularly scheduled meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of the close of business on the Record Date, there were 23,056,675 shares of our common stock issued and outstanding, which is the only class of capital stock entitled to vote at the Annual Meeting. Each share of our common stock is entitled to one vote on all matters put to a vote of shareholders.

The following table sets forth, as of the Record Date, certain information regarding the beneficial ownership of our common stock by (i) all persons known by us to be the owner (or deemed to be the owner pursuant to the rules and regulations of the SEC), of record or beneficially, of more than 5% of our outstanding common stock, (ii) each of the directors and nominees for election to the Board of Directors, (iii) each Named Executive Officer, and (iv) all directors and executive officers as a group, in each case based upon beneficial ownership reporting of our common stock as of such date. Except as otherwise indicated, the address of each shareholder is 130 Cheshire Lane, Minnetonka, Minnesota 55305, and each shareholder has sole voting and investment power with respect to the shares beneficially owned.

	Shares of Lakes
	Common Stock	Percentage of Common
Name and Address	Beneficially Owned	Stock Outstanding(10)

Lyle Berman(1)	5,338,472	21.9
Timothy J. Cope(2)	610,540	2.6
Larry C. Barenbaum(3)	6,250	*
Morris Goldfarb(4)	179,660	*
Ray M. Moberg(5)	50,000	*
Neil I. Sell(6)	2,056,598	8.9
Richard White	—	—
All Lakes Entertainment, Inc. Directors and Executive Officers as a Group (7 people including the foregoing)(7)	8,241,520	32.8
Dreman Value Management, LLC(8) Harborside Financial Center, Plaza 10, Suite 800, Jersey City, NJ 07311	1,415,200	6.1
Wells Fargo & Company(9) 420 Montgomery Street, San Francisco, CA 94104	1,744,000	7.6

*	Less than one percent.

(1)	Includes 422,806 shares held by Berman Consulting Corporation, a corporation wholly owned by Mr. Berman, 323,000 shares owned by Mr. Berman through a Berman Consulting Corporation profit sharing plan and 3,292,666 shares owned by Lyle A. Berman Revocable Trust. Also includes options to purchase 1,300,000 shares.

(2)	Includes options to purchase 550,000 shares.

(3)	Includes options to purchase 6,250 shares.

(4)	Includes options to purchase 105,000 shares.

(5)	Includes options to purchase 50,000 shares.

(6)	Includes an aggregate of 1,936,200 shares held by four irrevocable trusts for the benefit of Lyle Berman’s children with respect to which Mr. Sell has shared voting and dispositive powers as a co-trustee. Mr. Sell has disclaimed beneficial ownership of such shares. Also includes options to purchase 56,000 shares.

(7)	Includes shares held by corporations controlled by such officers and directors and shares held by trusts of which such officers and directors are trustees. Also includes options to purchase 2,067,250 shares.

(8)	Based solely upon the Amendment no. 1 to Schedule 13G dated February 13, 2007 on file with the SEC.

(9)	Based solely upon the Schedule 13G dated January 31, 2007 on file with the SEC.

(10)	Shares of our common stock not outstanding but deemed beneficially owned because the respective person or group has the right to acquire them as of the Record Date, or within 60 days of such date, are treated as outstanding for purposes of calculating the percentage of common stock outstanding for such person or group.

The foregoing footnotes are provided for informational purposes only and each person disclaims beneficial ownership of shares owned by any member of his or her family or held in trust for any other person, including family members.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Financing Facility with the Lyle Berman Family Partnership

On December 16, 2005, the Company closed on a $20 million financing facility with the Lyle Berman Family Partnership, referred to as the Partnership, pursuant to the terms and conditions of a Loan Agreement dated as of December 15, 2005, but effective as of December 16, 2005, among Lakes Entertainment, Inc., Lakes Poker Tour, LLC and the Partnership. An initial draw of $10 million was made under the facility on December 16, 2005. Funds drawn under the facility were subject to interest at the rate of 12% per annum and were due and payable on December 16, 2008. No commitment fees, closing fees or loan servicing fees were assessed or paid in connection with the facility. Lakes could prepay the facility in whole or in part without penalty. Lyle Berman, Lakes’ Chairman and Chief Executive Officer, does not have an ownership or other beneficial interest in the Partnership. Neil I. Sell, a director of Lakes, is one of the trustees of the irrevocable trusts for the benefit of Lyle Berman’s children that are the partners in the Partnership.

The financing facility was secured by substantially all of the personal property of Lakes and its subsidiaries other than WPT Enterprises, Inc., referred to as WPTE, including all fees or rights to cash flow from the Company’s casino projects, as well as by its real property located in Minnetonka, Minnesota, its real estate mortgage from the Pokagon Band and its shares of WPTE. The financing facility was also guaranteed by various Lakes subsidiaries, other than WPTE. In consideration for the financing facility, Lakes issued to the Partnership warrants for the purchase of up to 2 million shares of its common stock at a purchase price of $7.88 per share that expire in December 2012. The warrants contain customary demand and piggyback registration rights for the shares of common stock underlying the warrants. The warrants did not become exercisable if Lakes’ borrowings under the facility were less than $10 million in the aggregate and all amounts owed under the facility were repaid in full on or before February 28, 2006.

On the February 15, 2006 closing of the Company’s $50 million financing facility with PLKS Funding, LLC, the Company used approximately $10.2 million of the initial draw under that financing facility to repay in full the loan from the Partnership without penalty. As a result of this repayment, all of the Company’s agreements with the Partnership relating to the $20 million financing facility, including the warrants, were terminated as of February 15, 2006.

Transactions with Sklansky Games, LLC and WPT Enterprises, Inc.

We entered into a license agreement with Sklansky Games, LLC, referred to as Sklansky, pursuant to which we developed a World Poker Tour No Limit Texas Hold-Em casino table game that uses certain of Sklansky’s intellectual property rights. We had also entered into a license agreement with WPTE pursuant to which we obtained a license to utilize the World Poker Tour name and logo in connection with the casino table game. Under the terms of this agreement, we are required to pay WPTE a specified minimum annual royalty payment of 10% of gross revenues, and Sklansky a specified minimum annual royalty payment of 30% of the gross revenue we receive from our sale or lease of the game. In addition to our indirect ownership of a majority of WPTE’s common stock through Lakes Poker Tour, LLC, one of our wholly owned subsidiaries, Lyle Berman, our Chief Executive Officer and a director, and his son, Bradley Berman, own 28% and 54% equity interests in Sklansky, respectively. Lyle Berman also serves as Chairman of WPTE and Bradley Berman is a member of WPTE’s Board of Directors. In fiscal 2006, we incurred royalty costs to Sklansky and WPTE of approximately $90,000 and $30,000, respectively.

Interests in PokerTek

On January 20, 2006, WPTE entered into an agreement to sell approximately 58% (630,000 common shares) of its 11.7% interest in PokerTek, Inc., a company that offers an automated poker room to tribal and commercial casinos and card clubs. WPTE closed the transaction on February 28, 2006, and received net cash proceeds and recognized a gain on the sale of approximately $5.7 million. On September 8, 2006, WPTE entered into an agreement to sell its remaining investment (450,000 common shares) at a price per share of $10.11, received net cash proceeds and recognized a gain on the sale of approximately $4.5 million.

Lyle Berman, our Chief Executive Officer and a director, who serves as Executive Chairman of WPTE’s Board, along with his son Bradley Berman, who is an employee of Lakes and sits on WPTE’s Board, made personal investments in PokerTek and hold a combined ownership of approximately nine percent of PokerTek as of December 31, 2006. Lyle Berman agreed to serve as Chairman of the Board of PokerTek and received an option to purchase 200,000 shares of common stock in that company.

WPT Agreement with G-III Apparel Group, Ltd.

WPTE entered into a non-exclusive license agreement with G-III Apparel Group, Ltd., referred to as G-III, effective as of February 24, 2004. Morris Goldfarb, a member of our Board, is a director, Chairman of the Board and Chief Executive Officer of G-III. Under the agreement, G-III licenses the World Poker Tour name, logo and trademark from WPTE in connection with G-III’s production of certain types of apparel for distribution in authorized channels within the United States, its territories and possessions and, in certain circumstances, Canada. As consideration for this non-exclusive license, G-III pays royalties and certain other fees to WPTE. G-III paid approximately $36,000 in royalties during fiscal year 2006 to WPTE under this license agreement.

Legal Services

Neil I. Sell, a director of the Company, is a partner in the law firm of Maslon Edelman Borman & Brand, LLP, which renders legal services to WPTE from time to time.

Review and Approval of Related Party Transactions

Policy.  The audit committee is responsible for reviewing and approving (with the concurrence of a majority of the disinterested members of the Board of Directors) any related party and affiliated party transactions as provided in the Amended and Restated Audit Committee Charter adopted by the Board of Directors of the Company on March 6, 2006. In addition, Section 4350(h) of the rules of The Nasdaq Stock Market LLC provide that all related party transactions must be reviewed for conflicts of interest by the audit committee. In accordance with policies adopted by the audit committee, the following transactions must be presented to the audit committee for its review and approval:

1. Any transaction in which (i) the amount involved exceeds $120,000, (ii) the Company was or is to be a participant (within the meaning of Regulation S-K, Item 404(a)), and (iii) a related person (as defined in Regulation S-K, Item 404(a)) has or will have a direct or indirect material interest (within the meaning of Regulation S-K, Item 404(a)).

2. Any contract or other transaction between the Company and one or more directors of the Company, or between the Company and an organization in or of which one or more directors of the Company are directors, officers, or legal representatives or have a material financial interest within the meaning of Minnesota Statutes, Section 302A.255.

Procedure.  In addition to the Company’s Board of Directors complying with the requirements of Minnesota Statutes, Section 302A.255 with respect to any proposed transaction with a potential director’s conflict of interest, all proposed transactions covered by the policy must be approved in advance by a majority of the members of the audit committee. If a proposed transaction covered by the policy involves a member of the audit committee, such member may not participate in the audit committee’s deliberations concerning, or vote on, such proposed transaction.

Prior to approving any proposed transaction covered by the policy, the following information concerning the proposed transaction will be fully disclosed to the audit committee:

1. The names of all parties and participants involved in the proposed transaction, including the relationship of all such parties and participants to the Company and any of its subsidiaries.

2. The basis on which the related person is deemed to be a related person within the meaning of Regulation S-K, Item 404(a), if applicable.

3. The material facts and terms of the proposed transaction.

4. The material facts as to the interest of the related person in the proposed transaction.

5. Any other information that the audit committee requests concerning the proposed transaction.

The audit committee may require that all or any part of such information be provided to it in writing.

The audit committee may approve only those transactions covered by the policy that a majority of the members of the audit committee in good faith determine to be (i) fair and reasonable to the Company, (ii) on terms no less favorable than could be obtained by the Company if the proposed transaction did not involve a director or the related person, as the case may be, and (iii) in the best interests of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based on the Section 16(a) forms furnished to us and other information, we believe that all officers, directors and greater than ten percent shareholders met all applicable filing requirements under Section 16(a) during fiscal 2006.

PROPOSALS OF SHAREHOLDERS

In order to be eligible for inclusion in the Company’s proxy materials for next year’s annual meeting of shareholders, any shareholder proposal to take action at such meeting must be received at the Company’s executive offices, directed to Timothy J. Cope, President, Chief Financial Officer, Treasurer and Secretary, 130 Cheshire Lane, Minnetonka, Minnesota 55305, no later than January 18, 2008. Any such proposals must be in accordance with the provisions of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, as supplemented or modified. Shareholders who intend to present a proposal at next year’s annual meeting of shareholders without including such proposal in the Company’s proxy statement must provide the Company with notice of such proposal no later than April 1, 2008. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

DISCRETIONARY PROXY VOTING AUTHORITY/
UNTIMELY STOCKHOLDER PROPOSALS

Rule 14a-4 promulgated under the Securities and Exchange Act of 1934, as amended, governs our use of its discretionary proxy voting authority with respect to a shareholder proposal that the shareholder has not sought to include in our proxy statement. Rule 14a-4 provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year’s proxy statement, management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter.

With respect to our 2007 Annual Meeting of shareholders, if we are not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in our proxy statement, by April 1, 2008, the management proxies will be allowed to use their discretionary authority as outlined above.

SOLICITATION

We will bear the cost of preparing, assembling and mailing the proxy, proxy statement and other material that may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by us for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition, our officers and regular employees may solicit proxies personally, by telephone, by telegram or by special letter.

OTHER MATTERS

The Board of Directors does not intend to present to the Annual Meeting any other matter not referred to above and does not presently know of any matters that may be presented to the Annual Meeting by others. However, if other matters come before the Annual Meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

LAKES ENTERTAINMENT, INC.

Timothy J. Cope,
President, Chief Financial Officer, Treasurer and Secretary

APPENDIX A

AMENDED AND RESTATED
LAKES ENTERTAINMENT, INC.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER

This Amended and Restated Charter of the Compensation Committee of the Board of Directors (the “Board”) was adopted by the Board of Lakes Entertainment, Inc. (the “Company”) on December 4, 2006.

I.	Purpose.

The primary purpose of the Compensation Committee (the “Committee”) is to discharge the responsibilities of the Board relating to compensation of the executive officers of the Company.

II.	Membership and Procedures.

The Committee shall be comprised of not less than two members, each of whom satisfy the definition of “independent” under the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”). All Committee members shall also be “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934 and “outside directors” as defined by Section 162(m) of the Internal Revenue Code.

Committee members will be appointed by the Board on an annual basis after nomination by the Corporate Governance Committee of the Board. Committee members shall serve until their resignation, retirement, removal by the Board or until their successors are duly appointed and qualified. Committee members may be removed by the Board in its sole discretion for any reason or no reason. The Board may fill any vacancy on the Committee. The chair of the Committee shall be designated by the full Board or, if it does not do so, the Committee members shall elect a chair by vote of a majority of the full Committee. The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate, provided that the subcommittees are composed entirely of independent directors as provided in the foregoing paragraph.

III.	Meetings.

The Committee shall meet as often as its members deem necessary to perform the Committee’s responsibilities but in no event less than twice annually. The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

The chair of the Committee will preside at each meeting and, in consultation with the other members of the Committee, will set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The chair of the Committee shall ensure that the agenda for each meeting is circulated to each Committee member in advance of the meeting. The Committee shall prepare minutes of each meeting, which shall be provided to all Committee members and the entire Board at the next regularly scheduled meeting of the Committee or the Board, as applicable. In addition, the Committee shall make regular reports to the Board and will propose any necessary action to the Board.

IV.	Key Responsibilities.

The following functions shall be the common recurring activities of the Committee in carrying out its responsibilities. These functions are set forth as a guide with the understanding that the Committee may diverge as circumstances require.

•	Review the adequacy of the Company’s compensation plans and programs in general on an annual basis, comparing such plans and programs to those utilized by the Company’s peer group; review the appropriateness of management incentives to ensure that such incentives are aligned with the interests of the Company’s shareholders; report the results of, and recommendations resulting from, such reviews to the Board.

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•	Review periodically executive compensation at the Company, such as salary, bonus, equity-based incentives and miscellaneous benefits, and modify as necessary to optimize performance and remain competitive.

•	Meet with the Company’s management, and if deemed appropriate, independent outside professional compensation advisors to review current trends and practices in executive compensation and disclosure requirements under various securities rules and regulations.

•	Review and approve all compensation arrangements between the Company and its executive officers (the Company’s Chief Executive Officer may be present at the meeting deliberations on this subject, but is not allowed to vote on these matters).

•	Review and approve the Company’s goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and have sole authority to determine the CEO’s compensation level based on this evaluation (the Company’s Chief Executive Officer may not be present during the deliberations or vote on these matters).

•	Review and discuss the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K for inclusion in the Company’s annual shareholder meeting proxy statement, Annual Report on Form 10-K or information statement, as the case may be, and based on such review and discussion determine whether or not to recommend to the Company’s Board of Director that such Compensation Discussion and Analysis be included in such filing.

•	Prepare and issue a compensation committee report for inclusion in the Company’s annual shareholder meeting proxy statement in accordance with applicable rules and regulations of the SEC and Nasdaq and any other report or other disclosure required to be prepared by the Committee pursuant to the rules of the SEC and Nasdaq for inclusion in the Company’s annual shareholder meeting proxy statement or other SEC filings.

•	Administer all equity compensation plans and grant awards under these plans in a manner consistent with each plan’s intended purpose and recommend changes in such plans to the Board as needed; provided, however, the Committee may delegate to the President authority to grant awards under the Company’s equity compensation plans to persons who are not serving as executive officers of the Company or deemed to be a “named executive officer” of the Company within the meaning of SEC rules and regulations; provided further, that no such award for any one individual may exceed 10,000 shares without the prior approval of the Committee.

•	Establish and approve cash and equity compensation for members of the Board and annually compare such compensation to companies within the Company’s peer group and to companies of comparable size.

•	Investigate or have investigated any variance or matter of concern brought to the Committee’s attention that is within the scope of its duties.

•	Evaluate its own performance on an annual basis and present the results of such evaluation to the Board.

•	Review the adequacy of this Charter on an annual basis and recommend any proposed changes to the Board for approval.

V.	Authority.

The Committee will have the authority, to the extent it deems necessary or appropriate, to retain a compensation consultant to assist in the evaluation of the Chief Executive Officer or executive officer compensation. The Committee shall have the sole authority to approve such consultant’s fees and other retention terms. The Committee shall also have the authority, to the extent it deems necessary or appropriate, to retain other advisors. The Company will provide appropriate funding, as determined by the Committee, for payment of compensation to any consulting firm or other advisors hired by the Committee.

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APPENDIX B

LAKES ENTERTAINMENT, INC.
2007 STOCK OPTION AND COMPENSATION PLAN

Section 1. Purpose of the Plan; Effect on Prior Plans

(a) Purpose of the Plan.  The purpose of the Plan is to aid Lakes Entertainment, Inc. (the “Company”) in recruiting and retaining employees, officers, non-employee Directors, and other Consultants capable of assuring the future success of the Company through the grant of Awards to such persons under the Plan. The Company expects that Awards of stock-based compensation and opportunities for stock ownership in the Company will provide incentives to Plan participants to exert their best efforts for the success of the Company’s business and thereby align the interests of Plan Participants with those of the Company’s stockholders.

(b) Effect on Prior Plans.  Awards may continue to be granted under the Company’s 1998 Stock Option and Compensation Plan, and under the Company’s 1998 Director Stock Option Plan, and all outstanding awards previously granted under those plans prior to the date of stockholder approval of the Plan shall remain outstanding in accordance with their terms.

Section 2. Definitions

The following capitalized terms used in the Plan have the meanings set forth in this Section:

(a) “Affiliate” means (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Dividend Equivalent, Performance Award, Stock Award, Other Stock-Based Award, or Cash Award granted under the Plan.

(c) “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(d) “Board” means the Board of Directors of the Company.

(e) “Cash Award” means any Award granted under Section 7(d) of the Plan that is payable in cash and denominated as a “Cash Award.”

(f) “Change in Control” means the occurrence of any of the following:

(i) Any person or group of persons becomes the beneficial owner of thirty percent (30%) or more of any equity security of the Company entitled to vote for the election of Directors;

(ii) A majority of the members of the Board is replaced within a period of less than two (2) years by Directors not nominated and approved by the Board.

(iii) The stockholders of the Company approve an agreement to merge or consolidate with or into another corporation or an agreement to sell or otherwise dispose of all or substantially all of the Company’s assets (including a plan of liquidation).

For purposes hereof, beneficial ownership by a person or group of persons shall be determined in accordance with Regulation 13D-G (or any similar successor regulation) promulgated by the Securities and Exchange Commission pursuant to the Exchange Act. Beneficial ownership of more than thirty percent (30%) of an equity security may be established by any reasonable method, but shall be presumed conclusively as to any person who files a Schedule 13D or 13G report with the Securities and Exchange Commission reporting such ownership.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(h) “Committee” means the Compensation Committee of the Board or any successor committee of the Board designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code. The Company expects to have the Plan administered in accordance with the requirements of the “qualified performance-based compensation” exception under Section 162(m) of the Code, to the extent applicable.

(i) “Company” means Lakes Entertainment, Inc., a Minnesota corporation.

(j) “Consultant” means an individual who renders services to the Company in a non-employee capacity, including a Non-employee Director.

(k) “Director” means a member of the Board.

(l) “Dividend Equivalent” means any right granted under Section 7(e) of the Plan.

(m) “Eligible Person” means any employee, officer or Consultant of the Company or any Affiliate whom the Committee determines to be an Eligible Person.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” means, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall be the closing sale price of the Shares on the principal United States Securities Exchange registered under the Exchange Act on which the Shares are listed (the “Exchange”) on the applicable date. If the Exchange is closed for trading on such date, then the last sale price used shall be the one on the date the Shares last traded on the Exchange.

(p) “Incentive Stock Option” means an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision, as set forth in part in Section 6(a)(v).

(q) “Non-employee Director” means a Director who is not an employee of the Company or an Affiliate.

(r) “Non-Qualified Stock Option” means an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(s) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(t) “Other Stock-Based Award” means any stock-based right granted under Section 7(d) of the Plan.

(u) “Participant” means an Eligible Person who is designated by the Committee to be granted an Award under the Plan.

(v) “Performance Award” means any right granted under Section 7(b) of the Plan.

(w) “Performance Goals” means the goals established by the Committee, which shall be satisfied or met as a condition to the exercisability, vesting or receipt of all or a portion of an Award. Such goals shall be based exclusively on one or more of the following corporate-wide or subsidiary, division or operating unit financial measures: (1) pre-tax or after-tax income (before or after allocation of corporate overhead and bonus), (2) net income (before or after taxes), (3) reduction in expenses, (4) pre-tax or after-tax operating income, (5) earnings (including earnings before taxes, earnings before interest and taxes, or earnings before interest, taxes, depreciation and amortization, (6) gross revenue, (7) working capital, (8) profit margin or gross profits, (9) Share price, (10) cash flow or cash flow per Share (before or after dividends), (11) cash flow return on investment, (12) return on capital (including return on total capital or return on invested capital), (13) return on assets or net assets, (14) market share, (15) pre-tax or after-tax earnings per Share, (16) pre-tax or after-tax operating earnings per Share, (17) total stockholder return, (18) growth measures, including revenue growth, as compared with a peer group or other benchmark, (19) economic value-added models or equivalent metrics, (20) comparisons with various stock market indices, (21) improvement in or attainment of expense levels or working capital levels, (22) operating margins, gross margins or cash margins, (23) year-end cash, (24) debt reductions, (25) stockholder equity, (26) regulatory achievements, (27) implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel, (28) customer satisfaction, (29) operating efficiency, productivity ratios, (30) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals (including accomplishing regulatory approval for projects), cost or cost savings targets, accomplishing critical milestones for projects, and goals relating to acquisitions or divestitures, or any combination thereof (in each case before or after such objective income and expense allocations or adjustments as the Committee may specify within the applicable period). Each such goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions and/or operating units) and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital (including, but limited to, the cost of capital), stockholders’ equity and/or shares outstanding, or to assets or net assets. In all cases, the performance goals shall be such that they satisfy any applicable requirements under Treas. Reg. Sec. 1.162-27(e)(2) (as amended from time to time) that the achievement of such goals be “substantially uncertain” at the time that they are established, and that the award opportunity be defined in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goal has been met, and, subject to the Committee’s right to apply negative discretion (within the meaning of Treas. Reg. Sec. 1.162-27(d)(iii)), the amount of the Award payable as a result of such performance. To the extent applicable, the measures used in setting performance goals set under the Plan for any given performance period shall be determined in accordance with GAAP and in a manner consistent with the methods used in the Company’s audited financial statements, without regard to: (i) extraordinary items as determined by the Company’s independent public accountants in accordance with GAAP; (ii) changes in accounting, unless, in each case, the Committee decides otherwise within the applicable period; or (iii) non-recurring acquisition expenses and restructuring charges. Notwithstanding the foregoing, in calculating operating earnings or operating income (including on a per Share basis), the Committee may, within the applicable period for a given performance period, provide that such calculation shall be made on the same basis as reflected in a release of the Company’s earnings for a previously completed period as specified by the Committee. For purposes hereof, the “applicable period,” with respect to any performance period, is the period commencing on or before the first day of the performance period and ending no later than the earlier of (x) the ninetieth (90th) day of the performance period, or (y) the date on which twenty-five percent (25%) of the performance period has been completed.

(x) “Person” means any individual, corporation, partnership, association or trust.

(y) “Plan” means the Lakes Entertainment, Inc. 2007 Stock Option and Compensation Plan, as may be amended from time to time.

(z) “Restricted Stock” means any Share granted under Section 7(a) of the Plan.

(aa) “Restricted Stock Unit” means any unit granted under Section 7(a) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(bb) “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

(cc) “Section 162(m)” means Section 162(m) of the Code, or any successor provision, and the applicable Treasury Regulations promulgated thereunder.

(dd) “Shares” means shares of common stock, par value of $0.01 per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(ee) “Stock Appreciation Right” means any right granted under Section 6(b) of the Plan.

(ff) “Stock Award” means any Share granted under Section 7(c) of the Plan.

Section 3. Administration

(a) Power and Authority of the Committee.  The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement, provided, however, that, except as otherwise provided in Section 4(c) hereof, the Committee shall not reprice, adjust or amend the exercise price of Options or the grant price of Stock Appreciation Rights previously awarded to any Participant, whether through amendment, cancellation and replacement grant, or any other means; (vi) accelerate the exercisability of any Award or the lapse of restrictions relating to any Award; (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable to a Participant with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder of the Award or the Committee; (ix) interpret and administer the Plan and any instrument or agreement, including any Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee or Consultant of the Company or any Affiliate.

(b) Action of the Committee.  A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either: (a) acts of a majority of the members of the Committee present at any meeting at which a quorum is present; or (b) acts approved in writing by a majority of the members of the Committee without a meeting. The Committee may appoint a chairman or a secretary as it deems appropriate.

(c) Delegation.  The Committee may delegate its powers and duties under the Plan to one or more Directors or executive officers of the Company, or a committee of Directors or executive officers, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee may not delegate its power and authority with regard to: (a) the grant of an Award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an Award hereunder to such employee would be outstanding; or (b) the selection for participation in the Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer or other person.

(d) Power and Authority of the Board of Directors.  Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Section 162(m) of the Code.

(e) Liability and Indemnification of Plan Administrators.  No member of the Board or Committee, nor any executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Board, the Committee and the executive officers shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company’s Articles of Incorporation, Bylaws, and under any directors’ and officers’ liability insurance that may be in effect from time to time.

Section 4. Shares Available for Awards

(a) Shares Available.  Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 500,000 Shares to be issued under the Plan will be authorized but unissued Shares or Shares that have been reacquired by the Company and designated as treasury shares. Shares that are subject to Awards that terminate, lapse or are cancelled or forfeited shall be available again for grant under the Plan. Shares that are tendered by a Participant or withheld by the Company as full or partial payment to the Company of the purchase or exercise price relating to an Award or to satisfy tax withholding obligations relating to an Award shall not be available for future grants under the Plan. In addition, if Stock Appreciation Rights are settled in Shares upon exercise, the aggregate number of Shares subject to the Award rather than the number of Shares actually issued upon exercise shall be counted against the number of Shares authorized under the Plan.

(b) Accounting for Awards.  For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

(c) Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is required to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of: (a) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards; (b) the number and type of Shares (or other securities or other property) subject to outstanding Awards; and (c) the purchase or exercise price with respect to any Award.

Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or Directors prior to such acquisition or combination.

(d)	Award Limitations.

(i) 162(m) Limitation.  No Participant may be granted an Award or Awards under the Plan for more than 400,000 Shares (subject to adjustment as provided in Section 4(c) of the Plan) in the aggregate, or, in the case of a Cash Award pursuant to Section 7(d), for more than $200,000 in any calendar year.

(ii) Incentive Stock Option Limitation.  The aggregate number of Shares which may be issued under Incentive Stock Options is 500,000 (subject to adjustment as provided in Section 4(c) of the Plan).

Section 5. Eligibility

Any Eligible Person may be designated to be a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services provided by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. The Committee’s selection of an Eligible Person to be a Participant with respect to an Award shall not require the Committee to select such Eligible Person to receive any other Award at any time.

An Incentive Stock Option may be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees) only, and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f)of the Code or any successor provision.

Notwithstanding anything in this Section 5 to the contrary, a Non-employee Director shall be a Participant with respect to the Option granted to him or her pursuant to Section 6(a)(iv) of the Plan.

Section 6. Options and Stock Appreciation Rights

(a) Options.  The Committee may grant Options with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Exercise Price.  The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a per share exercise price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

(ii) Option Term.  The term of each Option shall be fixed by the Committee but shall not be longer than 10 years from the date of grant.

(iii) Time and Method of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(iv) Special Rules for Non-Employee Directors.  Notwithstanding the preceding provisions of this Section 6(a), each Non-employee Director, upon becoming a Non-employee Director, shall receive a Non-qualified Stock Option to purchase 25,000 Shares, which Option shall be subject to the following terms:

(A) The Option may not be exercised before the expiration of one year from its date of grant.

(B) Each year that the Non-employee Director continues to serve on the Board, beginning with the first anniversary of the date of grant of the Option, twenty-five percent (25%) of the total number of Shares covered by the Option shall become exercisable; provided, however, that the Option shall become exercisable immediately in full in the event of: (I) the death of the Non-employee Director while serving as a Non-employee Director; (II) the removal of the Non-employee Director from the Board without cause; (III) the failure to re-nominate or re-elect the Non-employee Director to the Board; (IV) the occurrence of a Change in Control of the Company while the Non-employee Director is serving as a Non-employee Director; and (V) the voluntary resignation of the Non- Employee Director from the Board, provided a majority of the Board members (excluding the Non-Employee Director) agree to accelerate the vesting of the Option and determines in good faith that such acceleration is in the best interest of the Company.

(C) If a person ceases to be a Non-employee Director for reasons other than death while holding an Option, such person may, at any time within three (3) years of the date he or she ceases to be a Non-employee Director (but in no event after the Option has expired pursuant to Section 6(a)(ii)) exercise the Option to the extent the Option was exercisable as of the date he or she ceased to be a Non-employee Director.

(D) If any person who is or was a Non-employee Director dies while holding an Option, his executors, administrators, heirs or distributees, as the case may be, may, at any time within one year after the person’s date of death (but in no event after the Option has expired pursuant to Section 6(a)(ii)), exercise the Option to the extent the Option was (or became) exercisable as of the date of the person’s death.

(E) In all other respects the Option shall conform to the requirements set forth in 6(a)(i) through 6(a)(iii), above.

(v) Incentive Stock Options.  Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of Options that are intended to qualify as Incentive Stock Options:

(A) The aggregate Fair Market Value (determined as of date the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all of the Company’s plans) shall not exceed $100,000.

(B) Any Award Agreement granting Incentive Stock Options under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order for the Award to qualify as an Incentive Stock Option.

(C) All Incentive Stock Options must be granted within ten (10) years from the earlier of the date on which the Plan is adopted by the Board or the date the Plan is approved by the stockholder of the Company.

(D) No Incentive Stock Option shall be granted to a Participant who, at the time of grant would own (within the meaning of Section 422 of the Code) stock possessing more than ten percent (10%) of the total combined voting power of the Company (within the meaning of Section 422 of the Code).

(b) Stock Appreciation Rights.  The Committee may grant Stock Appreciation Rights subject to the terms of the Plan and such additional terms and conditions not inconsistent with the provision of the Plan as the Committee shall determine. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive in cash or Shares (as specified by the Committee) upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a per share grant price below Fair Market Value on the date of grant if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

Section 7.	Restricted Stock, Restricted Stock Units, Performance Awards, Stock Awards, Other Stock-Based Awards and Cash Awards, Dividend Equivalents

(a) Restricted Stock and Restricted Stock Units.  The Committee may grant Awards of Restricted Stock and Restricted Stock Units with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Restrictions.  Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. The minimum vesting period of such Awards shall be one year from the date of grant. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of such Awards in the event of the Participant’s death, disability or retirement.

(ii) Issuance and Delivery of Shares.  Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(iii) Forfeiture.  Except as otherwise determined by the Committee, upon a Participant’s termination of employment or cessation of services as a Consultant, including resignation or removal as a Director (in either case, as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(b) Performance Awards.  The Committee may grant Performance Awards denominated in Shares that may be settled or payable in Shares (including, without limitation, Restricted Stock or Restricted Stock Units) or cash. Performance Awards granted to Participants who may be “covered employees” under Section 162(m) of the Code are intended to be “qualified performance-based compensation” within the meaning of Section 162(m). Performance Awards shall, to the extent required by Section 162(m), be conditioned solely on the achievement of one or more objective Performance Goals, and such Performance Goals shall be established by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Subject to the terms of the Plan and any applicable Award Agreement, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award, and any other terms and conditions of any Performance Award shall be determined by the Committee. The Committee shall also certify in writing that such Performance Goals have been met prior to payment of the Performance Awards to the extent required by Section 162(m).

(c) Stock Awards.  The Committee may grant Shares without restrictions thereon in its discretion. Subject to the terms of the Plan, Stock Awards may have such terms and conditions as the Committee shall determine.

(d) Other Stock-Based Awards and Cash Awards.  The Committee may grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and the Award Agreement. Shares, or other securities delivered pursuant to a purchase right granted under this Section 7(d), shall be purchased for consideration having a value equal to at least 100% of the Fair Market Value of such Shares or other securities on the date the purchase right is granted. In addition the Committee may, in its discretion, grant Cash Awards to Eligible Employees according to such terms and conditions as the Committee may establish, subject to the terms of the Plan and the Award Agreement.

(e) Dividend Equivalents.  The Committee may grant Dividend Equivalents under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of any cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.

Section 8. General Rules Applicable to Awards

(a) Consideration for Awards.  Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

(b) Awards May Be Granted Separately or Together.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c) Forms of Payment under Awards.  Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property, withholding Shares otherwise issuable under the Award, or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(d) Term of Awards.  The term of each Award shall be for a period not longer than 10 years from the date of grant.

(e) Limits on Transfer of Awards.  Except as otherwise provided by the Committee or the terms of this Plan, no Award and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution. The Committee may establish procedures as it deems appropriate for a Participant to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death. The Committee, in its discretion and subject to such additional terms and conditions as it determines, may permit a Participant to transfer a Non-Qualified Stock Option to any “family member” (as such term is defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act of 1933, as amended) at any time that such Participant holds such Option, provided that such transfers may not be for value (i.e., the transferor may not receive any consideration therefor) and the family member may not make any subsequent transfers other than by will or by the laws of descent and distribution. Each Award under the Plan or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant (except as provided herein or in an Award Agreement or amendment thereto relating to a Non-Qualified Stock Option) or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(f) Restrictions; Securities Exchange Listing.  All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

Section 9. Change in Control

Notwithstanding anything in the Plan or an Award Agreement to the contrary: (a) the restrictions on all Awards of Restricted Stock and Restricted Stock Units shall lapse; (b) all outstanding Options and Stock Appreciation Rights shall become exercisable; (c) the performance requirements applicable to all Performance Shares shall be deemed to have been met and payment made immediately, if subsequent to the date that the Plan is approved by the Board a Change in Control occurs unless otherwise determined by the Board and a majority of the Continuing Directors. For purposes of this Section 7, a “Continuing Director” is a Director who: (i) was a Director at the time any of the events described in Section 2(f) constituting a Change in Control occurred or at the time any person publicly announces an intention to acquire twenty percent (20%) or more of the equity securities of the Company; (ii) has held the position of Director for more than two (2) years as of the applicable date in (i), above; or (iii) is a Director nominated and approved by the Continuing Directors.

Subject to the preceding paragraph, in the event that the Company is a party to a merger, exchange or reorganization, outstanding Awards shall be subject to the terms and conditions of the agreement of merger, exchange or reorganization, which may include, without limitation, accelerating the vesting or exercise date of Awards and the cancellation of outstanding Awards in exchange for the immediate distribution of a cash payment equal to: (a) in the case of Options and Stock Appreciation Rights, the difference between the Fair Market Value on the date of the Change of Control and the exercise price multiplied by the number of Shares subject to the Option or Stock Appreciation Right, and (b) in the case of Restricted Stock, Restricted Stock Units, and Performance Stock Awards, the Fair Market Value of a Share on the date of the Change in Control multiplied by the number of Shares then subject to the Award.

Section 10. Amendment and Termination; Corrections

(a) Amendments to the Plan.  The Board may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the stockholders of the Company shall be required for any amendment to the Plan that:

(i) requires stockholder approval under the rules or regulations of the Securities and Exchange Commission, the NASDAQ Stock Market LLC, or any other securities exchange that are applicable to the Company;

(ii) increases the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;

(iii) increases the number of Shares subject to the limitations contained in Section 4(d) of the Plan;

(iv) permits repricing of Options or Stock Appreciation Rights which is prohibited by Section 3(a)(v) of the Plan;

(v) permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Sections 6(a)(i) and 6(b)(ii) of the Plan; or

(vi) would cause Section 162(m) of the Code to become unavailable with respect to the Plan.

(b) Amendments to Awards.  Subject to the provisions of the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided in the Plan, the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, but no such action may adversely affect the rights of the holder of such Award without the consent of the Participant or holder or beneficiary thereof.

(c) Correction of Defects, Omissions and Inconsistencies.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 11. Tax Withholding

The Company may take such action as it deems appropriate to withhold or collect from a Participant the applicable federal, state, local or foreign payroll, withholding, income or other taxes that are required to be withheld or collected by the Company upon the grant, exercise, vesting or payment of an Award. The Committee may require the Company to withhold Shares having a Fair Market Value equal to the amount necessary to satisfy the Company’s minimum statutory withholding requirements upon the grant, exercise, vesting or payment of an Award from Shares that otherwise would have been delivered to a Participant. The Committee may, subject to any terms and conditions that the Committee may adopt, permit a Participant to elect to pay all or a portion of the minimum statutory withholding taxes by: (a) having the Company withhold Shares otherwise to be delivered upon the grant, exercise, vesting or payment of an Award with a Fair Market Value equal to the amount of such taxes; (b) delivering to the Company Shares other than Shares issuable upon the grant, exercise, vesting or payment of an Award with a Fair Market Value equal to the amount of such taxes; or (c) paying cash. Any such election must be made on or before the date that the amount of tax to be withheld is determined.

Section 12. General Provisions

(a) No Rights to Awards.  No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Award Agreements.  No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

(c) No Rights of Stockholders.  Except with respect to Restricted Stock and Stock Awards, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until the Shares have been issued.

(d) No Limit on Other Compensation Plans or Arrangements.  Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements.

(e) No Right to Employment, Directorship, or to Provide Other Services.  The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or a Director to be retained as a Director, nor any other service provider to be retained by the Company, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment or other services at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment or other services for the Company free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

(f) Governing Law.  The internal law, and not the law of conflicts, of the State of Minnesota, shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.

(g) Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(h) No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(i) Securities Matters.  The Company shall not be required to deliver any Shares until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(j) No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

(k) Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 13. Effective Date of the Plan

The Plan shall be subject to approval by the stockholders of the Company at the annual meeting of stockholders of the Company to be held on June 6, 2007, and the Plan shall be effective as of the date of such stockholder approval.

Section 14. Term of the Plan

The Plan shall terminate at midnight on June 5, 2017, unless terminated before then by the Board. Awards may be granted under the Plan until the Plan terminates or until all Shares available for Awards under the Plan have been purchased or acquired; provided, however, that Incentive Stock Options may not be granted following the 10-year anniversary of the Board’s adoption of the Plan. The Plan shall remain in effect as long as any Awards are outstanding.

ANNUAL MEETING
Doubletree Park Place Hotel
1500 Park Place Boulevard
Minneapolis, Minnesota
June 6, 2007
3:00 P.M.

LAKES ENTERTAINMENT, INC. FOR ANNUAL MEETING OF SHAREHOLDERS — JUNE 6, 2007	proxy

     The undersigned, a shareholder of Lakes Entertainment, Inc. (the “Company”), hereby appoints Lyle Berman and Timothy J. Cope, and each of them as proxies (each with the power to act alone and with full power of substitution), to vote on behalf of the undersigned the number of shares of the Company’s common stock that the undersigned is then entitled to vote, at the Annual Meeting of Shareholders of Lakes Entertainment, Inc. to be held at the Doubletree Park Place Hotel, 1500 Park Place Boulevard, Minneapolis, Minnesota on June 6, 2007 at 3:00 p.m., and at any and all adjournments and postponements thereof (the “Annual Meeting”), as specified below on the matters referred to and in their discretion upon any other matters brought before the Annual Meeting, with all the powers which the undersigned would possess if personally present.
     The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement relating to the Annual Meeting.
THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS.
When properly executed, this proxy will be voted on the proposals set forth herein as directed by the shareholder, but if no direction is made in the space provided, this proxy will be voted “FOR” the election of all director nominees, “FOR” the approval of the adoption of the Lakes Entertainment, Inc. 2007 Stock Option and Compensation Plan, and “FOR” the ratification of the appointment of Piercy, Bowler, Taylor & Kern, Certified Public Accountants and Business Advisors a Professional Corporation (Piercy, Bowler, Taylor & Kern) as the Company’s independent registered public accounting firm for the 2007 fiscal year.
See reverse for voting instructions.

Please detach here

The Board of Directors of the Company Recommends a Vote “FOR” the election of all director nominees, “FOR” the approval of the adoption of the Lakes Entertainment, Inc. 2007 Stock Option and Compensation Plan, and “FOR” the ratification of the appointment of Piercy, Bowler, Taylor & Kern as the Company’s independent registered public accounting firm for the 2007 fiscal year.

1.	Election of directors:	01 Lyle Berman	02 Timothy J. Cope	03 Morris Goldfarb	☐	FOR all nominees	☐	WITHHOLD
		04 Neil I. Sell	05 Ray Moberg	06 Larry C. Barenbaum		(except as marked		vote for all
		07 Richard D. White				to the contrary below)		nominees listed

(Instructions: To withhold authority to vote for any individual nominee, write that nominee’s name in the box provided to the right.)

2.	To approve the adoption of the Lakes Entertainment, Inc. 2007 Stock Option and Compensation Plan.	☐	For	☐	Against	☐	Abstain
3.	To ratify the appointment of Piercy, Bowler, Taylor & Kern as the Company’s independent registered public accounting firm for the 2007 fiscal year.	☐	For	☐	Against	☐	Abstain

4.	Upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box Indicate changes below:	☐

Dated:	, 2007

Signature(s) in Box
(Shareholder must sign exactly as the name appears at left. When signed as a corporate officer, executor, administrator, trustee, guardian, etc., please give full title as such. Both joint tenants must sign.)